                        [Banc of America Securities LOGO]

                                   ----------

     THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET
POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE
POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR
ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS)
AND ARE OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN
YOU ARE CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL
COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN
PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY
"INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY
US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

     BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND IF
ISSUED" BASIS, ANY SUCH CONTRACT WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR THE
PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. BECAUSE THE
ASSET-BACKED SECURITIES ARE SUBJECT TO MODIFICATION OR REVISION, ANY SUCH
CONTRACT ALSO IS CONDITIONED UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE WILL
OCCUR WITH RESPECT TO THE RELEVANT CLASS OF SECURITIES PRIOR TO THE CLOSING
DATE. IF A MATERIAL CHANGE DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR CONTRACT
WILL TERMINATE, BY ITS TERMS, WITHOUT ANY FURTHER OBLIGATION OR LIABILITY
BETWEEN US (THE "AUTOMATIC TERMINATION"). IF AN AUTOMATIC TERMINATION OCCURS, WE
WILL PROVIDE YOU WITH REVISED OFFERING MATERIALS REFLECTING THE MATERIAL CHANGE
AND GIVE YOU AN OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE YOUR INTEREST IN
PURCHASING THE CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN
SUCH TIMEFRAME AS MAY BE DESIGNATED IN CONNECTION WITH YOUR RECEIPT OF THE
REVISED OFFERING MATERIALS.

MBS NEW ISSUE TERM SHEET - DISCLOSURE SUPPLEMENT

MORTGAGE PASS-THROUGH CERTIFICATES

BANC OF AMERICA FUNDING CORPORATION
DEPOSITOR

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR

JULY 26, 2006

                                   ----------

Neither the Offered Certificates nor the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other entity.

The Offered Certificates will represent interests in the Issuing Entity only and will not be obligations of the Depositor, the Sponsor or any other entity.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS
DISCLOSURE SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                   DISCLAIMER

          This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in your term sheet and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

          The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

          This free writing prospectus is not an offer to sell or solicitation of an offer to buy the securities referred to in your term sheet in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

               TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL
               REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL
               TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR
               ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE
               USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX
               PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE
               PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED
               HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS
               ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE
               BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX
               ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT
APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR
OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION
BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                        2

                             EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "RELEVANT MEMBER STATE"), the
Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "RELEVANT IMPLEMENTATION DATE") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of securities to the public in that
Relevant Member State at any time:

               (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

               (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

               (c) in any other circumstances which do not require the
          publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member
State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

          The Underwriter has represented and agreed that:

               (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of
          Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in
          circumstances in which Section 21(1) of the Financial Services and
          Markets Act does not apply to the issuing entity; and

               (b) it has complied and will comply with all applicable
          provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

          The distribution of this free writing prospectus if made by a person who is not an authorized person under the Financial Services and Markets Act, is being made only to, or directed only at persons who (1) are outside the United
Kingdom or (2) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment
Professionals) of the Financial Services and Market Act 2000 (Financial
Promotion) Order 2005 (all such persons together being referred to as the
"Relevant Persons"). This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                        3

                                  INTRODUCTION

          As indicated in the accompanying term sheet, the related transaction may include various structures and multiple loan groups of mortgage loans. This disclosure supplement will be used in connection with a transaction that includes one or more loan groups (each, a "SHIFTING INTEREST LOAN GROUP")
related to one or more groups or subgroups of senior certificates and one or more groups or subgroups of subordinate certificates (each, a "SHIFTING INTEREST
GROUP") with a shifting interest payment structure (a "SHIFTING INTEREST
TRANSACTION"). In addition, the related transaction may include multiple loan groups that are cross-collateralized (a "CROSSED LOAN GROUP," the related senior certificates, a "CROSSED GROUP" and the structure, a "CROSS COLLATERALIZED
STRUCTURE") or multiple loan groups that are not cross-collateralized (each, a
"STACKED LOAN GROUP," the related senior and subordinate certificates, a
"STACKED GROUP" and the structure, a "STACKED STRUCTURE"). The related transaction may also include one or multiple loan groups that are overcollateralized (each, an "OVERCOLLATERALIZED LOAN GROUP," the related certificates, an "OVERCOLLATERALIZED GROUP" and the structure, an
"OVERCOLLATERALIZED STRUCTURE"). References in this disclosure supplement and/or the accompanying term sheet to a "LOAN GROUP" includes the Mortgage Pool, a
Shifting Interest Loan Group, a Crossed Loan Group, a Stacked Loan Group and a
Overcollateralized Loan Group, as applicable to the related transaction. The term "GROUP" in this disclosure supplement and/or the accompanying term sheet refers to a Shifting Interest Group, a Crossed Group, a Stacked Group and an
Overcollateralized Group, as applicable to the related transaction.

                                   ----------

                                        4

                                TABLE OF CONTENTS

DISCLAIMER ...............................................................     2
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS DISCLOSURE
   SUPPLEMENT AND THE PROSPECTUS .........................................     7
RISK FACTORS .............................................................     8
   Mortgage Loans Paying Interest Only During the Related Interest Only
      Period May Have a Higher Risk of Delinquency, Default or Rates of
      Prepayment .........................................................     8
   Inclusion of Mortgage Loans that Have
      Been Delinquent in the Past May Increase Risk of Loss ..............     8
   The Rate of Principal Payments on the
      Mortgage Loans Will Affect the Yield on the Offered Certificates         8
   Delinquencies and Losses on the Mortgage
      Loans Will Adversely Affect Your Yield .............................    10
   Alternative Underwriting Standards May
      Increase Risk of Loss ..............................................    10
   The Rate of Default on Mortgage Loans
      that Are Secured by Investor Properties May be Higher than
      on Other Mortgage Loans ............................................    11
   Credit Scores May Not Accurately Predict
      the Likelihood of Default ..........................................    11
   Decrement and Sensitivity Tables Are
      Based Upon Assumptions and Models ..................................    11
   There Is a Risk that Interest Payments on
      the Mortgage Loans May Be Insufficient to Pay Interest
      on Your Certificates ...............................................    12
   Subordination of Super Senior Support
      and Subordinate Certificates Increases Risk of Loss ................    12
   Subordinate Certificates Provide
      Subordination for the Senior Certificates of the Related
      Group of Certificates ..............................................    13
   The Timing of Changes in the Rate of
      Prepayments May Significantly Affect the Actual Yield to You,
      Even If the Average Rate of Principal Prepayments is Consistent
      with Your Expectations .............................................    13
   Yield Maintenance Agreements are Subject
      to Counterparty Risk ...............................................    13
   Variable Rate of Interest on Offered Certificates Will Affect
      Your Yield .........................................................    13
   Adjustable Rate Mortgage Loan Borrowers
      May Be More Likely to Prepay .......................................    14
   Minimum Monthly Payment on Option
      ARM Mortgage Loans May be Less than the Actual Interest Due,
      Even if the Index Remains Constant, Thereby Increasing the
      Likelihood of Negative Amortization During the Early Years
      of Option ARM Mortgage Loans .......................................    14
   Negative Amortization May Increase
      Losses Applied to Your Certificates ................................    14
   Allocations of Net Negative Amortization
      May Affect Your Yield ..............................................    15
   Limited Source of Payments - No Recourse to Depositor, Sponsor,
      Master Servicer, Servicers, Securities Administrator or Trustee ....    15
   Residential Real Estate Values May
      Fluctuate and Adversely Affect Your Investment .....................    15
   Rights of Beneficial Owners May Be Limited by Book-Entry System .......    16
   Recording of the Mortgages in the Name of MERS May Affect
      the Yield on the Certificates ......................................    16
   An Originator May Not Be Able to Repurchase Defective
      Mortgage Loans .....................................................    16
   Tax Consequences of Residual Certificate ..............................    17
   United States Military Operations May Increase Risk of
      Relief Act Shortfalls ..............................................    17
   The Interest Rate Swap Agreement and the Swap Provider ................    17
   There is a Risk that Interest Payments on the Mortgage Loans
      May Be Insufficient to Maintain Overcollateralization ..............    18
   The Rights of any NIMS Insurer Could Adversely Affect
      Offered Certificates ...............................................    19
   There is a Risk that Interest Payments on the Mortgage Loans
      May be Insufficient to Maintain Overcollateralization ..............    19
   Effect of Mortgage Interest Rates and Other
      Factors on the Pass-Through Rates of the Offered Certificates ......    20
   Credit Enhancement for Senior Certificates
      May Increase the Risk of Loss for Mezzanine

   Yield Considerations with Respect to the Offered Subordinate

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS DISCLOSURE SUPPLEMENT AND THE PROSPECTUS

          The offered certificates are described in several separate documents that progressively provide more detail: (i) the accompanying prospectus (the
"PROSPECTUS"), which provides general information, some of which may not apply to a particular series of certificates such as your certificates; (ii) this disclosure supplement (the "DISCLOSURE SUPPLEMENT"), which incorporates and includes the transaction parties appendix (the "APPENDIX") and (iii) the term sheet (together with any structural summaries relating to one or more classes of offered certificates, the "TERM SHEET"), which generally describes the principal terms of the offered certificates and also describes the specific terms of one or more classes of offered certificates, including decrement and yield tables related to such class or classes of offered certificates and the related collateral annex (the "COLLATERAL ANNEX").

          Information regarding certain entities that are not affiliates of the
Depositor has been provided in the Appendix. The information contained in the
Appendix was prepared solely by the party described in the related section in the Appendix without any input from the Depositor.

          Cross-references are included in this Disclosure Supplement and the
Prospectus to captions in these materials where you can find additional information. The "Table of Contents" in this Disclosure Supplement and the
"Table of Contents" in the Prospectus provide the locations of these captions.

          The "Index to Defined Terms" beginning on page [61] of this Disclosure
Supplement and the "Index of Defined Terms" beginning on page [125] of the
Prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this Disclosure Supplement and that do not have obvious meanings are defined in the Prospectus.

          Banc of America Funding Corporation's principal offices are located at
214 North Tryon Street, Charlotte, North Carolina 28255, and its phone number is
(704) 386-2400.

                                   ----------

          This Disclosure Supplement, the Term Sheet and the accompanying
Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings "Risk Factors" and
"Prepayment and Yield Considerations." Forward-looking statements are also found in other places throughout this Disclosure Supplement and the Prospectus, and may be identified by, among other things, accompanying language such as
"expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.
These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this Disclosure Supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the Depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                  RISK FACTORS

o    The risk factors discussed below and under the heading "Risk Factors" in the prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

o    The offered certificates are not suitable investments for all investors.

o    The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

o    You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

MORTGAGE LOANS PAYING INTEREST ONLY DURING THE RELATED INTEREST ONLY PERIOD MAY
HAVE A HIGHER RISK OF DELINQUENCY, DEFAULT OR RATES OF PREPAYMENT

          Certain of the mortgage loans, as indicated in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates, may have an initial interest only period after the date of origination. During these interest only periods, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of such a mortgage loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

          After the initial interest only period, payments on those mortgage loans will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of delinquency, default or prepayment under the related mortgage loan. In underwriting mortgage loans with interest only periods, the originators generally do not consider the ability of mortgagors to make payments of principal at the end of the interest only period.
Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the related interest only period. Losses, to the extent not covered by credit enhancement, will be allocated to the related certificates.

          Mortgage loans with an initial interest only period are relatively new in the secondary mortgage market. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

INCLUSION OF MORTGAGE LOANS THAT HAVE BEEN DELINQUENT IN THE PAST MAY INCREASE
RISK OF LOSS

          Certain of the mortgage loans, as indicated in the term sheet related to the offered certificates, may have been 30 days delinquent more than once during the previous twelve months. A mortgage loan that has been delinquent more than once in the recent past may be more likely than other mortgage loans to become delinquent in the future.

THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELD ON
THE OFFERED CERTIFICATES

          Because principal prepayments on the mortgage loans may be distributed currently on the senior certificates and the subordinate certificates, depending on the applicable structure, the rate of distributions of principal and the yield to maturity on your certificates will be directly related to (i) the rate of payments of principal on the mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on the mortgage loans. Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time. The principal

payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the mortgage loans.

          The rate of principal payments on the mortgage loans will be affected by the following:

o    the amortization schedules of the mortgage loans;

o    the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

o    liquidations of the properties that secure defaulted mortgage loans;

o    repurchases of mortgage loans by the Depositor, the Sponsor or an
     Originator, as applicable, as a result of defective documentation or breaches of representations or warranties;

o    the exercise of due-on-sale clauses by each Servicer in connection with transfers of mortgaged properties;

o    the optional repurchase of all the mortgage loans to effect a termination of the trust under certain circumstances as described in your term sheet;
     and

o    general and targeted solicitations for refinancing by mortgage originators.

          The rate of principal payments on the mortgage loans will depend greatly on the level of mortgage interest rates:

o    If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to increase.

o    Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to decrease.

          Mortgage originators (including the Originators) make general and, in some cases, targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

          If you are purchasing offered certificates at a discount, and specifically if you are purchasing a Principal-Only Certificate, you should consider the risk that if principal payments on the related mortgage loans occur at a rate slower than you expected, your yield will be lower than you expected.
See "Prepayment and Yield Considerations" in this disclosure supplement for a more detailed description of risks associated with the purchase of
Principal-Only Certificates.

          If you are purchasing offered certificates at a premium, or are purchasing an Interest-Only Certificate (none of which will have a class balance), you should consider the risk that if principal payments on the related mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing Interest-Only Certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment.
See "Prepayment and Yield Considerations" in this disclosure supplement for a more detailed description of risks associated with the purchase of Interest-Only
Certificates.

          If you are purchasing Inverse Floating Rate Certificates, you should also consider the risk that a high rate of LIBOR may result in a lower actual yield than you expected or a negative yield. If these Inverse Floating Rate
Certificates are also Interest-Only Certificates, the yield on the Inverse
Floating Rate Certificates will also be highly

sensitive to the rate of principal payment on the Mortgage Loans. In particular, you should consider the risk that high constant rates of LIBOR or high constant prepayment rates on the Mortgage Loans may result in the failure to recover your initial investment. See "Prepayment and Yield Considerations" in this disclosure supplement for a more detailed description of the risks associated with the purchase of Inverse Floating Rate Certificates.

          In an Overcollateralized Structure, certain of the mortgage loans, as indicated in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates, may have, as of the cut-off date, an aggregate principal balance in excess of the aggregate class balance of the related offered certificates, resulting in overcollateralization. If you are purchasing such offered certificates, you should consider the risk that if the level of overcollateralization falls below the targeted overcollateralization amount, excess interest from the related mortgage loans (if any) will be paid to such offered certificates as principal.
This will have the effect of reducing the aggregate class balance of such offered certificates faster than the aggregate principal balance of the related mortgage loans until the required level of overcollateralization is reached.

          Certain of the mortgage loans, as indicated in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates, may require the mortgagor to pay to the lender a penalty under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid. The rate of prepayments on the mortgage loans may be affected by such prepayment premiums. These premiums may discourage a mortgagor from prepaying its mortgage loan during the applicable period.

          The yield to maturity on the subordinate classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans (and the timing of those losses), to the extent such losses are not covered by a class of subordinate certificates with a lower payment priority, overcollateralization, excess interest or some other form of credit support specified in the related term sheet. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

          See "Prepayment and Yield Considerations" in this disclosure supplement.

DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS WILL ADVERSELY AFFECT YOUR YIELD

          Delinquencies on the mortgage loans which are not advanced by or on behalf of the related Servicer (because that Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the senior certificates and the subordinate certificates. Each Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds or other recoveries in respect of the mortgage loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances (to the extent not covered by any applicable credit support)
will be borne first by the subordinate certificates (beginning with the certificate with the lowest payment priority) of the related group and then by the senior certificates of such group.

          Net interest shortfalls will adversely affect the yields on the offered certificates. In addition, losses generally will be borne by the subordinate certificates of the related group, as described in the term sheet related to the offered certificates. As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans in the related loan group.

ALTERNATIVE UNDERWRITING STANDARDS MAY INCREASE RISK OF LOSS

          Certain of the mortgage loans, as indicated in the term sheet related to the offered certificates and as described in the transaction parties appendix to this disclosure supplement, may have been originated using an Originator's alternative underwriting guidelines. These underwriting guidelines are different from and, in certain respects, less stringent than the general underwriting guidelines employed by that Originator. For example, certain of the mortgage loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the mortgage loans may experience rates of delinquencies, defaults, foreclosure,

                                       10

bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using that Originator's general underwriting standards.

THE RATE OF DEFAULT ON MORTGAGE LOANS THAT ARE SECURED BY INVESTOR PROPERTIES
MAY BE HIGHER THAN ON OTHER MORTGAGE LOANS

          Certain of the mortgage loans, as indicated in the collateral annex to the term sheet related to the offered certificates, may be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

CREDIT SCORES MAY NOT ACCURATELY PREDICT THE LIKELIHOOD OF DEFAULT

          Each Originator generally uses credit scores as part of its underwriting process. The tables in the collateral annex to the term sheet related to the offered certificates show credit scores for the mortgagors obtained at the time of origination of their mortgage loans or later. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the Originators, the Depositor or the Sponsor makes any representations or warranties as to any borrower's current credit score or the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

DECREMENT AND SENSITIVITY TABLES ARE BASED UPON ASSUMPTIONS AND MODELS

          The decrement tables and the sensitivity tables that you will receive in the term sheet related to the offered certificates have been prepared on the basis of the modeling assumptions described in your term sheet. There will likely be discrepancies between the characteristics of the actual mortgage loans included in a loan group and the characteristics of the assumed mortgage loans used in preparing the related decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives on the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in a loan group have characteristics that differ from those assumed in preparing the related decrement tables and the sensitivity tables, the class balance of a related class of offered certificates could be reduced to zero earlier or later than indicated by the related decrement tables and the yield to maturity may be higher or lower than indicated in the related sensitivity tables.

          The models used in the term sheet related to the offered certificates for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of CPR or any other applicable prepayment model and the loss severity percentages are for illustrative purposes only. For a description of CPR, see "Prepayment and Yield
Considerations" in this disclosure supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans may not correspond to any of the assumptions made in this disclosure supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the decrement tables and the sensitivity tables that you will receive in the term sheet related to the offered certificates.

                                       11

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT
TO PAY INTEREST ON YOUR CERTIFICATES

          When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a mortgage loan, the mortgagor is not charged interest on the prepayment for the month in which the principal prepayment was received. This may result in a shortfall in interest collections available for payment on the next distribution date.
Servicers are generally required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full and partial prepayments on the mortgage loans, but in each case only up to the amount of compensating interest for such distribution date as described herein under "The Pooling and
Servicing Agreement and the Servicing Agreements--Compensating Interest." To the
extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest, they will be allocated pro rata to the classes of interest-bearing certificates and components as described herein under
"Description of the Certificates--Interest" or, in the case of an
Overcollateralized Structure, to the most subordinate class of certificates to the extent the applicable credit enhancements are insufficient. See "Description of Certificates" in this disclosure supplement.

SUBORDINATION OF SUPER SENIOR SUPPORT AND SUBORDINATE CERTIFICATES INCREASES
RISK OF LOSS

          If you purchase subordinate certificates, you are more likely to suffer losses as a result of losses or delinquencies on the applicable mortgage loans than are holders of the senior certificates of the related groups.

o    The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinated to the rights of the senior certificates of the related group and each class of subordinate certificates with a lower numerical designation. For example, a subordinate class designated with final suffix of "2" will not receive principal or interest on a distribution date until the senior certificates of the related group and the subordinate class designated with final suffix of "1"
     have received the amounts to which they are entitled on that distribution date.

o    Losses that are realized on the mortgage loans in a loan group will be allocated first to the related subordinate certificates designated with highest numerical final suffix, then to the related subordinate certificates designated with a numerical final suffix that is one less than the highest numerical final suffix and so on, in reverse numerical order, until the outstanding balances of those classes have been reduced to zero.

          If your certificates are subordinate certificates and the related senior certificates include ratio strip Principal-Only Certificates, a percentage of losses (which percentage described in the term sheet related to the offered certificates and referred to therein as the "Non-PO Percentage")
that are realized on the mortgage loans in the loan group related to your subordinate certificates will be allocated first to the related subordinate certificates designated with highest numerical final suffix, then to the related subordinate certificates designated with a numerical final suffix that is one less than the highest numerical final suffix and so on, in reverse numerical order, until the outstanding balances of those classes have been reduced to zero.

          If your certificates are subordinate certificates and the related senior certificates include ratio strip Principal-Only Certificates, each related PO Component or class of ratio strip Principal-Only Certificates will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable as principal on those subordinate certificates in reverse order of their numerical class designations.

          If your certificates are a class of Super Senior Support Certificates, you should consider the risk that after the related subordinate certificates are no longer outstanding, the principal portion of losses realized on the mortgage loans in the related loan group that is allocated to the related class of Super
Senior Certificates will be borne by your class of Super Senior Support
Certificates, rather than the related class of Super Senior Certificates, for so long as your class of Super Senior Support Certificates is outstanding.

                                       12

SUBORDINATE CERTIFICATES PROVIDE SUBORDINATION FOR THE SENIOR CERTIFICATES OF
THE RELATED GROUP OF CERTIFICATES

          Because the subordinate certificates provide credit support for the senior certificates of the related group or, in the case of a Crossed Structure, for several groups of senior certificates, the outstanding class balances of the subordinate certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the mortgage loans in the related loan group or loan groups. Therefore, in a Crossed Structure, realized losses on the mortgage loans in any of the Crossed Groups will reduce the subordination provided by the related subordinate certificates to all of the related senior certificates and increase the likelihood that realized losses may be allocated to those senior certificates.

          In addition, under certain circumstances principal otherwise payable to the subordinate certificates of a Crossed Group may, if described in the term sheet related to the offered certificates, be paid to the senior certificates related to those subordinate certificates, as described under "Description of the Certificates--Cross-Collateralization" in this disclosure supplement.

THE TIMING OF CHANGES IN THE RATE OF PREPAYMENTS MAY SIGNIFICANTLY AFFECT THE
ACTUAL YIELD TO YOU, EVEN IF THE AVERAGE RATE OF PRINCIPAL PREPAYMENTS IS
CONSISTENT WITH YOUR EXPECTATIONS

          In general, the earlier the payment of principal of the mortgage loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower)
than the rate you anticipate during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction
(or increase) in the rate of principal prepayments.

YIELD MAINTENANCE AGREEMENTS ARE SUBJECT TO COUNTERPARTY RISK

          If described in the term sheet related to the offered certificates, the trustee or securities administrator on behalf of the Issuing Entity will enter into a yield maintenance agreement with a counterparty (to be described in the term sheet related to the offered certificates), for the benefit of one or more classes of certificates identified in the term sheet related to the offered certificates. Each such yield maintenance agreement will require the counterparty to make certain payments in the circumstances set forth herein under "Description of the Certificates--The Yield Maintenance Agreement" the one
or more classes of offered certificates. To the extent that payments on the any class of certificates depend in part on payments to be received by the trustee or securities administrator under a yield maintenance agreement, the ability of the trustee or securities administrator to make such payments on such certificates will be subject to the credit risk of the counterparty to such yield maintenance agreement.

VARIABLE RATE OF INTEREST ON OFFERED CERTIFICATES WILL AFFECT YOUR YIELD

          If your certificates accrue interest at a variable rate of interest and if the mortgage interest rates on the mortgage loans related thereto bear interest at a fixed interest rate for an initial period from its date of origination, then you should consider that after the applicable fixed-rate period, the mortgage interest rate on those mortgage loans will adjust every periodically (as set forth in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates), based upon on or more indices described in the term sheet related to the offered certificate, to equal the sum of applicable index and a gross margin. Mortgage interest rate adjustments, if set forth in the term sheet related to the offered certificates and as described in the collateral annex to the term sheet related to the offered certificates, may be subject to the limitations stated in the mortgage note on increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the mortgage interest rate, if set forth in the term sheet related to the offered certificates and as described in the related collateral annex, may be subject to an overall rate ceiling and rate floor. The pass through rate on each certificate that accrues interest at a variable rate of interest may decrease, and may decrease significantly, after the mortgage interest rates on the applicable mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the applicable index increases, a rate ceiling or a periodic cap may limit the mortgage interest rate, which could adversely affect the yield on the related certificates.

                                       13

ADJUSTABLE RATE MORTGAGE LOAN BORROWERS MAY BE MORE LIKELY TO PREPAY

          The mortgage loans may consist of adjustable rate mortgage loans and/or hybrid mortgage loans, which are mortgage loans that bear interest for an initial period at a fixed rate of interest and thereafter bear interest at a rate that periodically resets based upon one or more indices. If the mortgage loans in a loan group are hybrid mortgage loans, mortgage interest rates on those mortgage loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors' adjustable rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. Further, because the pass through rates on the certificates related to these mortgage loans generally will be based on the weighted average of the net mortgage interest rates of the related mortgage loans, disproportionate principal payments on the related mortgage loans having net mortgage interest rates higher or lower than the then current pass through rates on the certificates will affect the pass through rates for these certificates for future periods and the yields on these certificates.

MINIMUM MONTHLY PAYMENT ON OPTION ARM MORTGAGE LOANS MAY BE LESS THAN THE ACTUAL
INTEREST DUE, EVEN IF THE INDEX REMAINS CONSTANT, THEREBY INCREASING THE
LIKELIHOOD OF NEGATIVE AMORTIZATION DURING THE EARLY YEARS OF OPTION ARM
MORTGAGE LOANS

          The mortgage loans may include Option ARM Mortgage Loans, to the extent described in the term sheet related to the offered certificates and as set forth in the collateral annex to the term sheet related to the offered certificates. The minimum monthly payment for the initial period (as described in the term sheet related to the offered certificates and as set forth in collateral annex to the term sheet related to the offered certificates)
following origination of those mortgage loans reflects the fixed rate in effect during that initial fixed-rate period, which will generally be lower than the fully indexed rate in effect at any time during the related initial period. At the end of the initial period the mortgagor may choose to make payments based upon one of several payment options, including in the amount of the initial minimum monthly payment. Therefore, even if the index does not increase, the minimum monthly payment may not be enough to pay the amount of interest due on the mortgage loan at the fully indexed rate, which is calculated based on the sum of the index and the margin.

          If the mortgagor chooses to pay the minimum monthly payment rather than the other higher payment options, this will lead to an increase in the outstanding principal balance of the mortgage loan in the form of negative amortization. Even if the minimum monthly payment increases, this adjustment may not be enough to raise the minimum monthly payment to the amount necessary to pay the interest due on the mortgage loan based on the sum of the index and the margin in effect during the following year. If the new minimum monthly payment is still less than the fully indexed rate during the following year, there will continue to be negative amortization if the mortgagor chooses to pay the minimum monthly payment.

          Therefore the effect of the initial fixed rate at the beginning of the life of the mortgage loan may continue to cause the minimum monthly payment to be less than the monthly interest due on the mortgage loan until such date when the minimum monthly payment will be reset to a fully-amortizing payment regardless of any limit.

NEGATIVE AMORTIZATION MAY INCREASE LOSSES APPLIED TO YOUR CERTIFICATES

          The mortgage loans may include Option ARM Mortgage Loans and/or
Graduated Pay Mortgage Loans. In certain cases, payments by mortgagors on Option
ARM Mortgage Loans may result in negative amortization (see, "Risk
Factors--Minimum Monthly Payment on Option ARM Mortgage Loans May be Less than the Actual Interest

                                       14

Due, Even if the Index Remains Constant, Thereby Increasing the Likelihood of
Negative Amortization During the Early Years of Option ARM Mortgage Loans" in
this disclosure supplement). In addition, Graduated Pay mortgage loans result in negative amortization (see "The Trust Estates--The Mortgage Loans" in the
prospectus). When interest due on a mortgage loan is added to the principal balance of the mortgage loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the mortgage loan. Therefore, if the mortgagor defaults on such a mortgage loan there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been recognized in the absence of negative amortization. Certificateholders will bear these losses as described in "Description of the
Certificates--Allocation of Losses" in the term sheet related to the offered certificates.

ALLOCATIONS OF NET NEGATIVE AMORTIZATION MAY AFFECT YOUR YIELD

          The amount of negative amortization, if any, with respect to the mortgage loans in a loan group for a given month will reduce the amount of interest collected on the mortgage loans in that loan group and available to be distributed as interest in the related certificates. The reduction in interest collections will be offset, in part, by applying certain prepayments received on the related mortgage loans to interest distributions on those certificates. For any distribution date, the excess, if any, of negative amortization on the mortgage loans in a loan group over the prepayments received on the mortgage loans in that group, or net negative amortization, will be deducted from the interest payable to the related certificates as described in the term sheet related to the offered certificates. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net negative amortization will be added to the class principal balance of any class of certificates will have the effect of increasing the applicable investors'
exposure to realized losses on the related mortgage loans. In addition, because the allocation of principal prepayments between the senior certificates and the related subordinate certificates may be determined based on the relationship between the aggregate class principal balance of the senior certificates and the aggregate class principal balance of the subordinate certificates, this method of allocating net negative amortization may affect the rate and timing of distributions of principal prepayments among the classes of certificates. See
"Description of Certificates--Principal Prepayments" in the term sheet related to the offered certificates.

LIMITED SOURCE OF PAYMENTS - NO RECOURSE TO DEPOSITOR, SPONSOR, MASTER SERVICER,
SERVICERS, SECURITIES ADMINISTRATOR OR TRUSTEE

          Proceeds of the mortgage loans will be the primary source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsor, the Master Servicer, the Servicers,
the Securities Administrator, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor, the Sponsor and Originators with respect to certain breaches of representations and warranties, and limited obligations of the Servicers with respect to their servicing obligations and the
Master Servicer with respect to its master servicing obligations.

          Neither the certificates nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the
Sponsor, the Master Servicer, any of the Originators, any of the Servicers, the
Securities Administrator, the Trustee or any of their affiliates. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, there will be no recourse to the
Depositor, the Sponsor, the Master Servicer, any of the Originators, any of the
Servicers, the Securities Administrator, the Trustee or any of their affiliates.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR
INVESTMENT

          There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the collateral annex to the term sheet related to the offered certificates might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans.
If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies,

                                       15

foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the Sponsor's prior securitizations involving the Depositor.

          In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM

          Transactions in Book-Entry Certificates generally can be effected only through DTC and Participants. As a result:

o    your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to
     Book-Entry Certificates, may be limited due to the lack of a physical certificate for your certificates; and

o    under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the trustee or securities administrator to DTC, and not directly to you.

          For a more detailed discussion of Book-Entry Certificates, see
"Description of Certificates" in this disclosure supplement.

RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES

          The mortgages or assignments of mortgage for some of the mortgage loans may have been recorded in the name of Mortgage Electronic Registration
Systems, Inc., or MERS, solely as nominee for the related Originator and its successors and assigns, including the Issuing Entity. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the Trustee, any related expenses will be paid by the
Issuing Entity and will reduce the amount available to make distributions on the related certificates.

          The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

AN ORIGINATOR MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS

          Each of the Originators have made or will make various representations and warranties related to the mortgage loans.

          If an Originator fails to cure a material breach of its
representations and warranties with respect to any mortgage loan sold by it in a timely manner, then that Originator would be required to repurchase, or substitute for, the defective mortgage loan. It is possible that an Originator may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of an Originator to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.
As a result, shortfalls in the distributions due on the certificates could occur.

                                       16

TAX CONSEQUENCES OF RESIDUAL CERTIFICATE

o    The Residual Certificate will be the sole "residual interest" in each REMIC for federal income tax purposes.

o    The holder of the Residual Certificate must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Residual Certificate other than the distribution of its class balance and interest on that balance.

o    Treasury regulations require a seller of the Residual Certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor" protection from possible disregard of such a transfer.

o    Due to its tax consequences, the Residual Certificate will be subject to restrictions on transfer that may affect its liquidity. In addition, the
     Residual Certificate may not be acquired by Plans.

          See "Description of Certificates--Restrictions on Transfer of the
Residual Certificate," "Prepayment and Yield Considerations--Yield on the
Residual Certificate," "ERISA Considerations" and "Federal Income Tax
Consequences" in this disclosure supplement.

UNITED STATES MILITARY OPERATIONS MAY INCREASE RISK OF RELIEF ACT SHORTFALLS

          As a result of military operations in Afghanistan and Iraq, the United
States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the mortgage loans in the trust, which will be borne by all classes of interest-bearing Certificates. Neither the Sponsor nor the Depositor has taken any action to determine whether any of the mortgage loans would be affected by these interest rate limitations. See "Description of Certificates--Interest" in this disclosure supplement and "Certain Legal Aspects of the Mortgage
Loans--Servicemembers Civil Relief Act and Similar Laws" in the prospectus.

          RISKS SPECIFIC TO OVERCOLLATERALIZED STRUCTURES

THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER

          If described in the term sheet related to the offered certificates, a supplemental interest trust trustee will enter into an interest rate swap on behalf of the issuing entity with a swap provider. Any amounts received by the supplemental interest trust trustee from the swap provider under the interest rate swap agreement will be applied as described in the related term sheet to pay certain amounts, including, to the extent specified therein, interest shortfalls and cap carryover amounts, to maintain overcollateralization and to pay realized loss amortization amounts. However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed by the supplemental interest trust for the benefit of the swap provider on such distribution date. No assurance can be made that any amounts will be received by the supplemental interest trust trustee under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, cap carryover amounts and realized loss amortization amounts. Any net swap payment payable to the supplemental interest trust for the benefit of the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to holders of the offered certificates in an Overcollateralized
Group, and may reduce the pass-through rates of the offered certificates in an
Overcollateralized Group. If the rate of prepayments on the Mortgage Loans in an
Overcollateralized Loan Group is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans in an Overcollateralized
Loan Group, thereby increasing the relative proportion of interest collections on the Mortgage

                                       17

Loans in an Overcollateralized Loan Group that must be applied to make net swap payments to the supplemental interest trust for the benefit of the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates in an Overcollateralized Group. In addition, any termination payment payable by the supplemental interest trust trustee to the swap provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to holders of the offered certificates in an
Overcollateralized Group.

          Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that a swap termination payment to the swap provider is required, that payment will be paid to the supplemental interest trust and then to the swap account for payment to the swap provider on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to holders of the offered certificates in an Overcollateralized
Group. This feature may result in losses on the offered certificates in an
Overcollateralized Group. Due to the priority of the applications of the available funds, the senior most subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the supplemental interest trust before such effects are borne by the senior certificates in an Overcollateralized Group and one or more classes of the subordinate certificates may suffer a loss as a result of such payment.

          To the extent that distributions on the senior most subordinate certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement from the swap provider, the ability of the supplemental interest trust trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider to the interest rate swap agreement. In addition, no assurance can be made that in the event of an early termination of the interest rate swap agreement, the depositor will be able to obtain a replacement interest rate swap agreement.

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT
TO MAINTAIN OVERCOLLATERALIZATION

          With respect to an Overcollateralized Structure, because the weighted average of the mortgage interest rates on the mortgage loans in an
Overcollateralized Loan Group is expected to be higher than the weighted average of the pass-through rates on the related offered certificates, such mortgage loans are expected to generate more interest than is needed to pay interest owed on the related offered certificates as well as certain fees and expenses of the
Issuing Entity allocable to the related offered certificates. After these financial obligations of the Issuing Entity are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on such mortgage loans.
There can be no assurance, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below will affect the amount of excess interest that such mortgage loans will generate:

               o    When such a mortgage loan is prepaid in full or repurchased, excess interest will generally be reduced because such
                    mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be
                    generating less interest.

               o    Every time such a mortgage loan is liquidated or written
                    off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

               o    If the rates of delinquencies, defaults or losses on such
                    mortgage loans are higher than expected, excess interest
                    will be reduced by the amount necessary to compensate for
                    any shortfalls in cash available on such date to pay holders of related offered certificates.

                                       18

THE RIGHTS OF ANY NIMS INSURER COULD ADVERSELY AFFECT OFFERED CERTIFICATES

          On or after the closing date, a separate entity may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class P Certificates. A NIMS Insurer may issue a financial guaranty insurance policy that guarantees payments on those securities. If the net interest margin securities are so insured, the NIMS Insurer will have a number of rights under the pooling agreement that could adversely affect holders of the offered certificates. Pursuant to the pooling agreement, unless the NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities or the NIMS Insurer is the subject of a bankruptcy proceeding, the NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Offered Certificates, without their consent, and the holders of the Offered Certificates will be able to exercise such rights only with the prior written consent of the NIMS Insurer. Rights of the NIMS
Insurer under the pooling agreement may include, but are not limited to, the following:

o    the right to control the voting rights of the certificates in directing the trustee to terminate the rights and obligations of a servicer under the pooling agreement upon a default by such servicer;

o    the right to control the voting rights of the certificates in directing the removal of the trustee, securities administrator, any co-trustee or the custodian pursuant to the pooling agreement for failure of such party to perform its obligations thereunder; and

o    the right to control the voting rights of the certain of the certificates in directing the trustee to make investigations and take actions pursuant to the pooling agreement.

          In addition, unless the NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities or the NIMS Insurer is the subject of a bankruptcy proceeding, the NIMS Insurer's consent will be required before, among other things, any amendment to the pooling agreement affecting the certificates.

          Investors in the offered certificates should note that:

o    any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever the offered certificates;

o    the rights granted to the NIMS Insurer are extensive;

o    the interests of the NIMS Insurer may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS
     Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIMS
     Insurer's rights; and

o    the NIMS Insurer's exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other mortgage pass-through certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT
TO MAINTAIN OVERCOLLATERALIZATION

          Because the weighted average of the mortgage interest rates on the mortgage loans in an Overcollateralized Loan Group is expected to be higher than the weighted average of the pass-through rates on the related offered certificates, such mortgage loans will be expected to generate more interest than is needed to pay interest owed on the related offered certificates as well as certain fees and expenses of the Issuing Entity. After these financial obligations of the Issuing Entity are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans in the
Overcollateralized Loan Group. There can be no assurance, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below, as

                                       19

well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans in an Overcollateralized Loan Group will generate:

o    When a mortgage loan is prepaid in full or repurchased, excess interest will generally be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o    Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

o    If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay holders of the offered certificates.

o    The pass-through rates of the offered certificates may be based on an index while the mortgage loans may have mortgage interest rates that are adjustable based on a different index. As a result, the pass-through rates on the offered certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

EFFECT OF MORTGAGE INTEREST RATES AND OTHER FACTORS ON THE PASS-THROUGH RATES OF
THE OFFERED CERTIFICATES

          The yields to maturity on the offered certificates in an
Overcollateralized Group may be affected by the resetting of the mortgage interest rates on the mortgage loans in the related Overcollateralized Loan
Group on their related adjustment dates due to the factors set forth below. The mortgage interest rates on such Mortgage Loans may be based on varying indices, may not adjust for significant periods after the dates of their origination, and thereafter adjust less frequently than the related offered certificates, while the pass-through rates on the offered certificates may be based on a different index, may be subject to caps and generally will be adjusted monthly. This mismatch of indices and adjustment frequency may cause the pass-through rates on the offered certificates to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the Mortgage Loans to be applied to cover interest accrued on the offered certificates, and could result in the limitation of the pass-through rates on some or all of the offered certificates by an applicable rate cap and could therefore adversely affect the yield to maturity on such offered certificates. Caps on offered certificates generally will decrease if the mortgage loans with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the related Overcollateralized Loan Group with relatively low mortgage interest rates, which will increase the likelihood that the caps will apply to limit the pass-through rates on one or more classes of the offered certificates.

          If the pass-through rate on any class of offered certificates is limited by a cap based on the mortgage interest rates of the related mortgage loans for any distribution date, the resulting cap carryover amounts may be recovered by the holders of the affected class or classes of certificates on that same distribution date or on future distribution dates, to the extent that on that distribution date or future distribution dates there are any available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the Issuing Entity. These cap carryover amounts may also be covered by amounts payable under a yield maintenance agreement or an interest rate swap.

CREDIT ENHANCEMENT FOR SENIOR CERTIFICATES MAY INCREASE THE RISK OF LOSS FOR
MEZZANINE AND SUBORDINATE CERTIFICATES

          The protections afforded the senior certificates in an
Overcollateralized Structure create risks for the mezzanine and subordinate certificates. Prior to any purchase of any mezzanine or subordinate certificates, consider the following factors that may adversely impact your yield:

          Because the mezzanine and subordinate certificates receive interest and principal distributions after the senior certificates receive such distributions, there is a greater likelihood that the mezzanine and subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

                                       20

          If a servicer determines not to advance a delinquent payment on a mortgage loan in an Overcollateralized Loan Group because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the related certificates which may impact the mezzanine and subordinate certificates.

          The portion of the shortfalls in the amount of interest collections on mortgage loans in an Overcollateralized Loan Group that are attributable to prepayments in full or partial prepayments and are not covered by a servicer may result in a shortfall in distributions on the certificates, which will impact the mezzanine and subordinate certificates.

          The mezzanine and subordinate certificates are not expected to receive principal distributions until, at the earliest, three years from the applicable closing date (unless the senior certificates are reduced to zero prior to such date).

          Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the offered certificates of an
Overcollateralized Group. If there is no overcollateralization, losses will be allocated to the subordinate certificates in reverse order of payment priority and then to the mezzanine certificates in reverse order of payment priority. No principal or interest will be distributable on the amount by which the class balance of a class has been reduced by a realized loss allocated to a mezzanine or subordinate certificate (except where a class balance has been increased by a recovery). A loss allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. A lower class balance will result in less interest accruing on the certificate. The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

                                       21

                                THE MORTGAGE POOL

          The following descriptions of, and the information provided in the
Collateral Annex regarding the Mortgage Loans and the mortgaged properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the closing date, Mortgage Loans may be removed from a Loan Group and other Mortgage
Loans may be substituted for them. Unless the context requires otherwise, references in the Collateral Annex to percentages of the Mortgage Loans in each
Loan Group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date.

          The Issuing Entity will consist primarily of a pool (the "MORTGAGE
POOL") of adjustable-rate conventional fully-amortizing mortgage loans (the
"MORTGAGE LOANS") secured by first liens on one- to four-family residential properties. The Mortgage Loans may be divided into Loan Groups. The Mortgage
Loans in each Loan Group have the characteristics set forth in the tables in the
Collateral Annex.

          The Mortgage Pool consists of Mortgage Loans either originated by the
Sponsor or purchased by the Sponsor from other Originators and either (i)
originated by the Originators or (ii) purchased by the Originators from various entities that either originated the Mortgage Loans or acquired the Mortgage
Loans pursuant to mortgage loan purchase programs operated by such entities.

          The Mortgage Loans will be sold by the Sponsor to the Depositor on the closing date pursuant to a mortgage loan purchase agreement between the Sponsor and the Depositor (the "MORTGAGE LOAN PURCHASE AGREEMENT"). See "The Pooling and
Servicing Agreement and the Servicing Agreements--Repurchases of Mortgage Loans"
in this Disclosure Supplement.

          Certain of the Mortgage Loans may have been originated using underwriting standards that are different from, and in certain respects, less stringent than the general underwriting standards of the applicable Originators.
See "Risk Factors--Alternative Underwriting Standards May Increase Risk of
Loss," and the underwriting standards described in the Appendix.

          The Mortgage Loans will have scheduled monthly payments of interest and, except for those with initial interest only periods (which Mortgage Loans will have no scheduled payments of principal during such initial interest only period) principal due on the first day of each month. Each Mortgage Loan bears interest initially at a fixed rate and then at a variable rate of interest, based upon the related Index.

          The Mortgage Loans were selected by the Sponsor, with advice from Banc of America Securities LLC as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from the Sponsor's originated and acquired portfolio of first lien, closed-end, adjustable-rate mortgage loans, and were chosen to meet the requirements imposed by the rating agencies to achieve the desired credit support percentages.

          As of the Cut-off Date, certain of the Mortgage Loans may be covered by existing primary mortgage insurance policies (each, a "PMI POLICY"). The related premium will be paid by the applicable Servicer from a portion of the interest payment due from the related borrower and the per annum premium rate will be set forth in the mortgage loan schedule attached to the Pooling and
Servicing Agreement.

          The "LOAN-TO-VALUE RATIO" of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the Mortgage
Loan at origination divided by (ii) the lesser of (a) the value of the related mortgaged property, based on the lesser of any appraisal (or in certain cases, an automated valuation model or tax assessed value) made at the time of origination of the Mortgage Loan or the purchase price; provided, however, that in the case of a refinanced Mortgage Loan, the value will be based solely on the appraisal (or automated valuation model or tax assessed value) made in connection with the origination of such refinanced Mortgage Loan. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the

                                       22

Mortgage Loans. For more information on the Loan-to-Value Ratios of the Mortgage
Loans, see the "Original Loan-to-Value Ratios" tables in the Collateral Annex.
Subject to minor exceptions permitted in the discretion of the Originator of the
Mortgage Loan, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or Freddie Mac. No such primary mortgage insurance policy will be required with respect to any such Mortgage
Loan after the date on which the related Loan-to-Value Ratio is less than 80%.
Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

          The Originators may have used Credit Scores as part of their origination processes. "CREDIT SCORES" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. A Credit
Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in the Collateral Annex were obtained at either the time of origination of the Mortgage Loan or more recently. None of the Depositor, the Sponsor or any Originator makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

          Each mortgage note provides for adjustments to the mortgage interest rate thereon at the end of the initial fixed-rate period set forth in the Term
Sheet and adjusts annually or semi-annually thereafter (each, an "ADJUSTMENT
DATE"). Each Mortgage Loan will be fully-amortized by the maturity of such
Mortgage Loan.

          On each Adjustment Date, the mortgage interest rate of each Mortgage
Loan will adjust to the sum of the applicable Index (as defined below) and the number of basis points specified in the applicable mortgage note (the "GROSS
MARGIN"), rounded up as specified in the related note, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the amount specified in the mortgage note (the "PERIODIC
CAP"). The range of the Periodic Caps for the Mortgage Loans with Periodic Caps are described in your Term Sheet. In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime maximum mortgage interest rate
(a "RATE CEILING") and a lifetime minimum mortgage interest rate (a "RATE
FLOOR"). On the first due date following each Adjustment Date for each Mortgage
Loan, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity. See the tables in Collateral Annex for certain statistical information on Rate Ceilings applicable to the Mortgage Loans in each Loan Group.

          The index for certain of the Mortgage Loans may be the arithmetic mean of the London interbank offered rate quotations for one year U.S.
Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date ("ONE-YEAR LIBOR"). In the event
One-Year LIBOR is no longer available, the applicable Servicer of such Mortgage
Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

                                       23

          The index for certain of the Mortgage Loans may be the arithmetic mean of the London interbank offered rate quotations for six-month U.S.
Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date ("SIX-MONTH LIBOR"). In the event
Six-Month LIBOR is no longer available, the applicable Servicer of such Mortgage
Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

          The index for certain of the Mortgage Loans may be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal
Reserve Statistical Release H.15 (519) ("ONE-YEAR CMT" and together with
One-Year LIBOR and Six-Month LIBOR, an "INDEX") and most recently available as of the date 45 days before the applicable Adjustment Date. In the event One-Year
CMT is no longer available, the applicable Servicer of such Mortgage Loans will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

          The index for certain of the Mortgage Loans may not be One-Year LIBOR,
Six-Month LIBOR or One-Year CMT. In such case, the relevant index will be described in your Term Sheet.

          The tables in Collateral Annex set forth certain statistical information with respect to the Mortgage Loans in each of the Loan Groups. Due to rounding, the percentages shown may not total 100.00%.

                      MORTGAGE LOAN UNDERWRITING STANDARDS

          The Depositor will purchase the Mortgage Loans from Bank of America, as Sponsor. The Mortgage Loans will have been either (i) originated by Bank of
America or (ii) purchased by Bank of America from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans will have been underwritten materially in accordance with the underwriting standards described in the Appendix.

                                 THE ORIGINATORS

          The Mortgage Loans will be originated by certain originators (the
"ORIGINATORS") as described in the Appendix. Additionally, information regarding the origination practices of certain Originators is described in the Appendix.

                                   THE SPONSOR

          The Sponsor, Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

          See "The Sponsor, " "Mortgage Purchase Program," "Servicing of the
Mortgage Loans" and "The Pooling and Servicing Agreement" in the Prospectus for
more information about the Sponsor, its securitization programs and its material roles and duties in this securitization.

                             STATIC POOL INFORMATION

          Information concerning the Sponsor's prior residential mortgage loan securitizations related to the Depositor involving fixed- and adjustable-rate first lien mortgage loans and information regarding certain of the Originators'
prior residential mortgage loan securitizations or prior loan originations is available on the internet at www.bofa.com/bafc. On this website, you can view, as applicable, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus. Each of the mortgage loan securitizations or Originator portfolios identified on this website is unique, and the characteristics of each securitized mortgage loan pool or Originator portfolio varies from each other as well as from the mortgage

                                       24

loans to be included in the trust that will issue the certificates offered by this free writing prospectus. In addition, the performance information relating to the prior securitizations or Originator portfolios described above may have been influenced by factors beyond the Sponsor's or Originator's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations or Originator portfolios is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering. The Originator information referred to above was prepared solely by the applicable Originator.

          The static pool data referred to above relating to securitized pools issued prior to January 1, 2006 will not form a part of this Disclosure
Supplement, the accompanying Prospectus or the Depositor's registration statement.

          The performance of prior residential mortgage loan pools may not be indicative of the future performance of the Mortgage Loans.

                                  THE DEPOSITOR

          The Depositor, Banc of America Funding Corporation, is an indirect subsidiary of Bank of America Corporation.

          See "The Depositor," "Mortgage Purchase Program" and "The Pooling and
Servicing Agreement" in the Prospectus for more information about the Depositor and its material roles and duties in this securitization.

                               THE ISSUING ENTITY

          The issuing entity will be a New York common law trust (the "ISSUING
ENTITY"), formed on the closing date pursuant to the Pooling and Servicing
Agreement. The Mortgage Loans will be deposited by the Depositor into the
Issuing Entity under the Pooling and Servicing Agreement as described in the
Prospectus under "The Pooling and Servicing Agreement--Assignment of Mortgage
Loans to the Trustee." The Issuing Entity will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the
Certificates and to issue the Certificates. The fiscal year end of the Issuing
Entity will be December 31 of each year.

          The Issuing Entity will be administered by the Trustee pursuant to the terms of the Pooling and Servicing Agreement as described under "The Pooling and
Servicing Agreement and the Servicing Agreements" in this Disclosure Supplement.
The Trustee, on behalf of the Issuing Entity, is, prior to an Event of Default, only permitted to take the actions specifically provided in the Pooling and
Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on
behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

          The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a "business trust" for purposes of federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a "business trust." In addition, in the event of bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy of a third party. See "Risk
Factors--Special Power of the FDIC in the Event of Insolvency of the Sponsor
Could Delay or Reduce Distributions on the Certificates" and "--Insolvency of
the Depositor May Delay or Reduce Collections on Mortgage Loans" in the
Prospectus.

                           SERVICING OF MORTGAGE LOANS

          THE SERVICERS

          The Mortgage Loans will be serviced by one or more servicers (the
"SERVICERS") as described in the Appendix. Additionally, information regarding the servicing practices of certain Servicers is described in the Appendix.

                                       25

          The Servicers may perform any of their obligations under the Servicing
Agreements (as defined in the Appendix) through one or more subservicers.
Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the related Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans.

          THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

          In the event that there is more than one Servicer of the Mortgage
Loans, the Mortgage Loans may be master serviced by a master servicer (the
"MASTER SERVICER") in accordance with the terms of the related Pooling and
Servicing Agreement. The Master Servicer will be required to monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer (so long as such Servicer is not the same legal entity or an affiliate of the Master
Servicer) under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against such Servicer and will be required to either find a successor servicer or assume the primary servicing obligations of the related Mortgage Loans. In the event the default is by a Servicer that is the same legal entity or an affiliate of the Master Servicer, the Trustee will be required to enforce any remedies against that Servicer and either appoint a successor servicer or assume the primary servicing obligations of the related
Mortgage Loans.

          To the extent your Term Sheet identifies a Master Servicer or securities administrator (the "SECURITIES ADMINISTRATOR"), certain information regarding such parties is described in the Appendix. If no Securities
Administrator is so identified, references in this Disclosure Supplement to the
Securities Administrator should be understood to include the Servicer, the
Master Servicer and/or the Trustee.

          THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS

          The certificates (the "CERTIFICATES") will be issued pursuant to a
Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT") to be
dated the closing date, among the Depositor, the Master Servicer, the Securities
Administrator and the Trustee. The Prospectus contains important additional information regarding the terms and conditions of the Pooling and Servicing
Agreement and the Certificates. See "The Pooling and Servicing Agreement" in the
Prospectus.

          The following summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement which are incorporated by reference. The Depositor plans to file a final copy of the Pooling and
Servicing Agreement with the Securities and Exchange Commission pursuant to a
Current Report on Form 8-K after the closing date.

          ASSIGNMENT OF MORTGAGE LOANS

          In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the
Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the "MORTGAGE FILE"):

o    the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or a certificate signed by an officer of the Depositor certifying that the related original Mortgage Note has been lost;

o    the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee or a custodian as soon as the same is available to the Depositor);

o    except as described below, an assignment in recordable form of the Mortgage
     (or a copy, if such assignment has been submitted for recording);

o    if applicable, any riders or modifications to such Mortgage Note and
     Mortgage;

                                       26

          provided, however, that if Wells Fargo Bank, N.A. is a Servicer, it will retain possession of certain items in the Mortgage File, including but not limited to the original or certified copy of the Mortgage and any intervening assignments, for each of the Mortgage Loans serviced by it.

          Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Securities
Administrator and the Trustee, such recording is not required to protect the
Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor and except with respect to any Mortgage which has been recorded in the name of
Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee. With respect to any Mortgage that has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, each servicer will be required to take all actions as are necessary to cause the Issuing Entity to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The
Trustee, or a custodian on behalf of the Trustee will promptly review each
Mortgage File after the closing date (or promptly after the Trustee's or custodian's receipt of any document permitted to be delivered after the closing date) to determine if any of the foregoing documents is missing. If any portion of the Mortgage File is not delivered to the Trustee, or a custodian on behalf of the Trustee, and the Depositor does not cure such omission or defect within
90 days, the Depositor will be required to repurchase the related Mortgage Loan
(or any property acquired in respect thereof) at the Purchase Price described below to the extent such omission or defect materially and adversely affects the value of such Mortgage Loan.

          REPURCHASES OF MORTGAGE LOANS

          The Sponsor acquired the Mortgage Loans not originated by it from the
Originators pursuant to the related Servicing Agreements. Under the Servicing
Agreements, the Originators made certain representations and warranties with respect to the related Mortgage Loans, as of the date of transfer of those
Mortgage Loans to the Sponsor, which will be assigned by the Sponsor to the
Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of any of these representations made by an Originator with respect thereto and such breach materially and adversely affects the value of a Mortgage Loan or the interest of the purchaser therein, that Originator will be obligated to cure such breach. If the related Originator or the Sponsor, as applicable, does not cure such breach in accordance with the
Servicing Agreements or the Mortgage Loan Purchase Agreement, as the case may be, that Originator or the Sponsor, as applicable, will be required to repurchase such Mortgage Loan (or any property acquired in respect thereof) at a price (the "PURCHASE PRICE") equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate minus, so long as the entity repurchasing such Mortgage Loan is each servicer of such Mortgage Loan, the related Servicing
Fee Rate. In addition, in the case of the breach of the representation made by an Originator or the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, that Originator or the Sponsor, as applicable, will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws.

          Pursuant to the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of certificateholders) certain limited representations and warranties as of the closing date generally intended to address the accuracy of the mortgage loan schedule and the payment and delinquency status of each Mortgage Loan acquired by the Sponsor pursuant to the Servicing Agreements. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by an Originator under a Servicing
Agreement as described above, the Sponsor will be required to either (i)
repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price or (ii) substitute an Eligible Substitute
Mortgage Loan; however, such substitution is permitted only within two years of the closing date. Any Mortgage Loan repurchased or subject to a substitution as described in this section is referred to as a "DELETED MORTGAGE LOAN." In the case of the breach of the representation made by the Sponsor that a Mortgage
Loan complied with any applicable federal, state or local predatory or abusive lending laws, the Sponsor will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws.

                                       27

          An "ELIGIBLE SUBSTITUTE MORTGAGE LOAN" generally will:

o    have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be delivered to the Master Servicer by the entity obligated to repurchase such Mortgage
     Loan and held for distribution to the certificateholders on the related
     Distribution Date (a "SUBSTITUTION ADJUSTMENT AMOUNT");

o    have a Net Mortgage Rate not less than, and not more than 2% greater than, that of the Deleted Mortgage Loan;

o    be of the same type as the Deleted Mortgage Loan;

o    have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage
     Loan;

o    have a Credit Score not less than that of the Deleted Mortgage Loan;

o    have a credit grade not lower in quality than that of the Deleted Mortgage
     Loan;

o    have the same lien priority as the Deleted Mortgage Loan;

o    have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

o    comply with all of the applicable representations and warranties in the
     Servicing Agreements, the Mortgage Loan Purchase Agreement and the Pooling
     and Servicing Agreement as of the date of substitution.

          To the extent that any fact, condition or event with respect to a
Mortgage Loan constitutes a breach of both a representation and warranty of an
Originator under the applicable Servicing Agreement and a breach of a representation and warranty of the Sponsor under the Mortgage Loan Purchase
Agreement, the only right or remedy of the Trustee or any certificateholder will be the Trustee's right to enforce the obligations of that Originator under the applicable Servicing Agreement, and there will be no remedy against the Sponsor for such breach (other than the Sponsor's obligation to pay any costs or damages incurred by the Issuing Entity as a result of violation of any applicable federal, state or local predatory or abusive lending laws, to the extent not paid by the applicable Originator).

          This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

          PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          Each Servicing Agreement requires the related Servicer to establish a trust account, which account may contain funds relating to other mortgage loans serviced by such Servicer (each, a "SERVICER CUSTODIAL ACCOUNT"). With respect to each Servicer, funds credited to a Servicer Custodial Account may be invested for the benefit of and at the risk of the related Servicer in certain eligible investments, as described in the applicable Servicing Agreements. On the 18th day of each month (or if such day is not a business day, the preceding business day) (the "REMITTANCE DATE"), each Servicer will withdraw from the applicable
Servicer Custodial Account all amounts required to be remitted by such Servicer for such month pursuant to the applicable Servicing Agreement and will remit such amount to the Master Servicer, if any, for deposit in an account established by the Master Servicer on or prior to the closing date (the "MASTER
SERVICER CUSTODIAL ACCOUNT"). The Master Servicer Custodial Account will be maintained as a separate trust account by the Master Servicer in trust for the benefit of certificateholders. Funds credited to the Master Servicer Custodial
Account may be invested at the direction of the Master Servicer and for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date. If there is no Master Servicer, funds will be remitted directly to the Securities Administrator or Trustee.

                                       28

          Not later than the business day prior to each Distribution Date
(subject to the immediately following sentence), the Master Servicer will cause all amounts required to be remitted for such month pursuant to the Pooling and
Servicing Agreement to be deposited into an account established by the
Securities Administrator or Trustee on or prior to the closing date (the
"CERTIFICATE ACCOUNT"). For as long as the Securities Administrator is the same as, or an affiliate of, the Master Servicer, the Master Servicer has until each
Distribution Date (instead of the business day prior to each Distribution Date, as described in the immediately preceding sentence) to remit funds to the
Securities Administrator. The Certificate Account will be maintained as a separate trust account by the Securities Administrator in trust for the benefit of certificateholders. Funds credited to the Certificate Account may be invested at the direction of the Securities Administrator and for the benefit and risk of the Securities Administrator in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date.

          COMPENSATING INTEREST

          When a mortgagor prepays a Mortgage Loan in full between due dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a partial prepayment is made on a Mortgage Loan together with the scheduled monthly payment for a month on or after the related due date, the Stated Principal
Balance of the Mortgage Loan is reduced by the amount of the partial prepayment as of that due date, but the principal is not distributed to the related certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such partial prepayment.

          To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of prepayments on a Mortgage Loan, the Servicers will pass through Compensating Interest to the certificateholders to the limited extent and in the manner described below.

          Pursuant to the applicable Servicing Agreement, the aggregate
Servicing Fee payable to a Servicer for any Distribution Date will be reduced
(but not below zero) by an amount (such amount, "COMPENSATING INTEREST") as described in the Term Sheet.

          A "PREPAYMENT INTEREST SHORTFALL" on a Mortgage Loan for any
Distribution Date is equal to the excess of (x) 30 days' interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on such Mortgage Loan over (y) the amount of interest actually paid by the related mortgagor on the amount of such prepayments during the calendar month preceding the month of that Distribution Date.

          Any Prepayment Interest Shortfalls on the Mortgage Loans in excess of the amount of Compensating Interest paid by the Servicers will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls. See
"Description of Certificates" in this Disclosure Supplement.

          ADVANCES

          Subject to the following limitations, each Servicer is required pursuant to the related Servicing Agreement to advance (any such advance, an
"ADVANCE") prior to each Remittance Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans serviced by such Servicer and which were delinquent on the related Determination Date. Advances made by each
Servicer will be made from its own funds or funds in the related Servicer
Custodial Account that do not constitute a portion of the applicable Pool
Distribution Amount (or Available Funds, in the case of an Overcollateralized
Loan Group) for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the
REO Property or mortgaged property relating to such Mortgage Loan. An "REO
PROPERTY" is a mortgaged property that has been acquired by the Issuing Entity through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the "DETERMINATION DATE" will be the 16th day of the month in which such Distribution Date occurs (or if such day is not a business day, the immediately preceding business day).

                                       29

          Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If a
Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related
Distribution Date. In the event that a Servicer determines that an Advance previously made is not recoverable from future payments and collections, it is entitled to reimbursement from funds in the related Servicer Custodial Account relating to any Mortgage Loans serviced by such Servicer. In the event a
Servicer fails to make an Advance as required under the related Servicing
Agreement, such failure will constitute an event of default under such agreement and the Master Servicer will be obligated to make the Advance, in accordance with the terms of the Pooling and Servicing Agreement.

          OPTIONAL TERMINATION

          The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in "The Pooling and Servicing Agreement--Termination; Repurchase of
Mortgage Loans and Mortgage Certificates" in the Prospectus. Additional
provisions relating to optional termination that will apply in relation to the
Mortgage Loans are set forth in the Term Sheet.

          Distributions in respect of an optional termination will be paid to certificateholders in order of their priority of distribution as described below under "Description of Certificates--Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO Property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

          In no event will the Issuing Entity created by the Pooling and
Servicing Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling and Servicing Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Issuing Entity. The termination of the Issuing Entity will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Issuing Entity.

          THE TRUSTEE

          Certain information regarding the Trustee under the Pooling and
Servicing Agreement will be described in the Appendix.

          The Trustee will perform administrative functions on behalf of the
Issuing Entity and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the applicable
Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage
(as furnished by that Servicer); (iv) terminating any custodian; (v) providing any notifications of default; (vi) waiving any permitted defaults; and (vii) all other administrative functions as set forth under the Pooling and Servicing
Agreement. See "The Pooling and Servicing Agreement and the Servicing
Agreements" in this Disclosure Supplement.

          In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the
Issuing Entity or any portion of the Issuing Entity in any such jurisdiction)
shall be exercised and performed by the co-trustee at the direction of the
Trustee.

                                       30

          The Trustee may hold the Mortgage Files held by it in one of its custodial vaults or through one or more custodians, as described in the
Appendix.

          Each such custodian and the Trustee, in its capacity as custodian, will be responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the certificateholders.

          See "The Pooling and Servicing Agreement--The Trustee" in the
Prospectus for more information about the Trustee and its obligations under the
Pooling and Servicing Agreement.

          COMPENSATION AND PAYMENT OF EXPENSES OF THE TRANSACTION PARTIES

          The Term Sheet you will receive relating to the Offered Certificates will provide information regarding the compensation and payment of expenses to the transaction parties, including the applicable Servicing Fee (the "SERVICING
FEE") and the applicable Servicing Fee Rate (the "SERVICING FEE RATE") payable to each Servicer, and other related fees (in the aggregate, the "ADMINISTRATIVE
FEES").

          The Securities Administrator will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investment of amounts on deposit in the Certificate Account. The Securities Administrator
is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Securities Administrator in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Securities Administrator from the Securities Administrator's compensation. The Master Servicer is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement without reimbursement from the Issuing Entity. Each Servicer is obligated to pay certain ongoing expenses incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement. Those amounts including the fees of any subservicer hired by a Servicer will be paid by each Servicer out of its Servicing Fee. For each Mortgage Loan, the amount of the Servicing
Fee for each Servicer is subject to adjustment with respect to certain prepayments, as described below under "--Compensating Interest." In the event the Master Servicer succeeds to the role of a Servicer, it will be entitled to the same Servicing Fee as the related predecessor servicer, and if the Master
Servicer appoints a successor servicer under the Pooling and Servicing
Agreement, the Master Servicer may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the related predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate. Each Servicer is also entitled to receive (i) all late payment fees, assumption fees, prepayment premiums and other similar charges,
(ii) all investment income earned on amounts on deposit in the related Servicer
Custodial Account and (iii) the excess of the amount by which Liquidation
Proceeds on a Liquidated Mortgage Loan exceeds the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate (such excess, "FORECLOSURE PROFITS"). Each Servicer is entitled to be reimbursed from collections on the Mortgage Loans for any Advances previously made by it, as described under "The Pooling and Servicing Agreement--Periodic Advances and
Servicing Advances" in the Prospectus.

          Compensation payable to the Trustee for its responsibilities under the
Pooling and Servicing Agreement will be payable by the Securities Administrator, without reimbursement from the Issuing Entity. Any co-trustee, if applicable, will be paid by the Trustee, with reimbursement therefor from the Issuing
Entity. The Master Servicer will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investments of funds on deposit in the Master Servicer Custodial Account. The Securities
Administrator, the Master Servicer and the Trustee are entitled to be reimbursed from and indemnified by the Issuing Entity prior to distributions for certificateholders for certain expenses incurred by such parties, in connection with their respective responsibilities under the Pooling and Servicing
Agreement.

          The Depositor, the Master Servicer, each Servicer and the Sponsor are entitled to indemnification and reimbursement of certain expenses from the
Issuing Entity under the Pooling and Servicing Agreement as discussed in the
Prospectus under the headings "The Depositor," "Servicing of the Mortgage
Loans--The Servicers," and "The Pooling and Servicing Agreement--Certain Matters
Regarding the Depositor, the Sponsor and the Master Servicer."

                                       31

          VOTING RIGHTS

          Voting rights for certain actions specified in the Pooling and
Servicing Agreement will be described in the base prospectus.

          The voting rights allocated to each class will be allocated among the
Certificates of such class based on their Percentage Interests.

          The "PERCENTAGE INTEREST" of a Certificate of a class is the percentage obtained by dividing the initial principal balance of such
Certificate by the initial class balance of such class.

                           DESCRIPTION OF CERTIFICATES

          The Certificates will be described generally in the Term Sheet and the terms of any class of Senior Certificates will be described in the Term Sheet.
Certain classes of the Subordinate Certificates will be Offered Certificates, as described in the Term Sheet. Such classes of Subordinate Certificates may be referred to as the "Offered Subordinate Certificates."

          The "FINAL SCHEDULED DISTRIBUTION DATE" for the Offered Certificates
will be as set forth in the Term Sheet. The Final Scheduled Distribution Date
represents the Distribution Date in the month following the latest maturity date of any Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the Final Scheduled Distribution Date.

          DENOMINATIONS AND FORM

          Except as otherwise provided in the Term Sheet, the Offered
Certificates (other than the Residual Certificate) will be issuable in book-entry form only (the "BOOK-ENTRY CERTIFICATES"). The Residual Certificate
will be issued in definitive, fully-registered form (such form, the "DEFINITIVE
CERTIFICATES"). The Term Sheet will set forth the original Certificate form, the minimum denomination and the incremental denomination of each class of Offered
Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than their minimum denominations. A single certificate of each class may be issued in an amount different than (but not less than) the applicable minimum denomination described in the Term Sheet.

          DISTRIBUTIONS--GENERAL

          Distributions on the Certificates will be made on the Distribution
Date set forth in the Term Sheet (or, if not a business day, the next business day, each such date being a "DISTRIBUTION DATE"), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "RECORD
DATE") or such other Record Date as is set forth in the Term Sheet.

          Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Securities Administrator or certificate registrar, as applicable, in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities.
However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee or Securities Administrator, as applicable. If you own a
Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under "Description of the Certificates--Book-entry Form" in the Prospectus.

                                       32

          DISTRIBUTIONS ON THE SHIFTING INTEREST CERTIFICATES

          Pool Distribution Amount

          The "POOL DISTRIBUTION AMOUNT" for each Loan Group, other than an
Overcollateralized Loan Group, with respect to any Distribution Date will be determined by reference to amounts received in connection with the Mortgage
Loans in such Loan Group, less certain reimbursable expenses and indemnity payments pursuant to the pooling and servicing agreement or the related servicing agreement, unless otherwise provided in the Term Sheet, and will generally be equal to the sum of:

          (a)  all scheduled installments of interest (net of the related
               Administrative Fees) and principal due on the Mortgage Loans in such Loan Group on the due date in the calendar month in which such Distribution Date occurs and received prior to the related
               Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the Mortgage Loans in such Loan Group;

          (b)  all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage
               Loans in such Loan Group, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the related
               Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Loan Group, by foreclosure or otherwise (collectively, "LIQUIDATION PROCEEDS"), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

          (c)  all partial or full prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of that Distribution Date;

          (d)  amounts received with respect to such Distribution Date as the
               Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan in such Loan Group or amounts received in connection with the optional termination of the Issuing Entity by the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which each applicable Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement; and

          (e)  any amounts required to be paid by an Originator or the Sponsor to the Issuing Entity during the prior calendar month with respect to the Mortgage Loans in such Loan Group as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws (the
               "REIMBURSEMENT AMOUNT"), net of any portion thereof used to reimburse any class of Certificates that previously bore a loss as a result of such breach.

          Priority of Distributions

          The aggregate amount available for distribution to the Certificates of any Group, other than an Overcollateralized Loan Group, on a Distribution Date
(except, in the case of any Group that is part of a Crossed Group, to the extent of cross-collateralization payments) will be the Pool Distribution Amount for the related Loan Group. The Subordinate Certificates related to a Stacked Group will be entitled to distributions from the Pool Distribution Amount for the related Loan Group and the Subordinate Certificates related to a Crossed Group will be entitled to distributions from the Pool Distribution Amounts for the related Loan Groups.

          Unless otherwise described in the Term Sheet, on each Distribution
Date, the Pool Distribution Amount for each Loan Group, other than an
Overcollateralized Loan Group, will be allocated in the following order of priority (the "POOL DISTRIBUTION AMOUNT ALLOCATION"):

          (a)  to the Senior Certificates of the related Group to pay interest;

                                       33

          (b)  to the classes of Senior Certificates of such Group, based on the applicable Senior Principal Distribution Amount, as described below under "--Principal," to pay principal;

          (c)  in the case of a Stacked Group, to each class of related
               Subordinate Certificates, first to pay interest and then to pay principal, in each case in the order of their seniority
               (beginning with the class of such Subordinate Certificates with the highest payment priority then outstanding) and, in the case of any Crossed Group, subject to any payments described under
               "--Cross Collateralization," to each class of related Subordinate
               Certificates, first to pay interest and then to pay principal, in each case in the order of their seniority (beginning with the class of such Subordinate Certificates with the highest payment priority then outstanding); and

          (d)  to the Residual Certificate, any remaining amounts, subject to the limitations set forth below under "--Interest" and
               "--Principal."

          Interest

          The pass-through rate for each class or component of the Offered
Certificates for each Distribution Date will be as set forth in the Term Sheet.

          Unless otherwise described in the Term Sheet, interest will accrue on each class of interest-bearing Certificates (other than any Interest-Only
Certificates comprised of Components and LIBOR-based Certificates) and each interest-bearing Component during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a
"REGULAR INTEREST ACCRUAL PERIOD"). Interest which accrues on each such class of
Certificates or Component during a Regular Interest Accrual Period will be calculated on the assumption that distributions in reduction of the class balances or reductions in the notional amounts thereof on the Distribution Date in that Regular Interest Accrual Period are made on the first day of the Regular
Interest Accrual Period. Interest will accrue on LIBOR-based Certificates during each one-month period as specified in the Term Sheet (each a "LIBOR-BASED
INTEREST ACCRUAL PERIOD" and, together with a Regular Interest Accrual Period, an "INTEREST ACCRUAL PERIOD"). The initial LIBOR-Based Interest Accrual Period will be deemed to have commenced on the date specified in the Term Sheet.

          On each Distribution Date, to the extent of the applicable Pool
Distribution Amount, each class of Certificates in a Shifting Interest Loan
Group (other than Principal-Only Certificates, if any) and each interest-bearing
Component, if any, will be entitled to receive interest (as to each such class or component, the "INTEREST DISTRIBUTION AMOUNT") with respect to the related
Interest Accrual Period. The Interest Distribution Amount for any class of
Certificates (other than Principal-Only Certificates, if any) and each interest-bearing Component, if any, will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related class or component balance or, in the case of any Interest-Only Certificate, the applicable notional amount, reduced by the applicable portion of any Net Interest Shortfall as described below, and (ii)
the sum of the amounts, if any, by which the amount described in clause (i)
above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.

          Any Principal-Only Certificates will not bear interest.

          The interest entitlement described in clause (i) of the Interest
Distribution Amount for each class of Certificates (other than Principal-Only
Certificates, if any) and each interest-bearing Component, if any, will be reduced by the amount of Net Interest Shortfalls for such Distribution Date allocated to such class or component as described below.

          Unless otherwise described in the Term Sheet, with respect to any
Distribution Date, the "NET INTEREST SHORTFALL" for any Loan Group is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage
Loan in such Loan Group as a result of a Relief Act Reduction, and (ii) any
Non-Supported Interest Shortfalls relating to such Loan Group. Unless otherwise described in the Term Sheet, the Net Interest Shortfall for a Stacked Group on
any Distribution Date will be allocated pro rata among all classes of related
Senior Certificates,

                                       34

Components and Subordinate Certificates based on the amount of interest accrued on each such class or component before taking into account any reduction in such amount resulting from such Net Interest Shortfall. Unless otherwise described in the Term Sheet, the Net Interest Shortfall for Loan Groups comprising a Crossed
Group on any Distribution Date will be allocated pro rata among all classes of
Senior Certificates and Components for all Groups related to such Crossed Group and the related Subordinate Certificates based on the amount of interest accrued on each such class or component before taking into account any reduction in such amount resulting from such Net Interest Shortfall. A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation.
With respect to any Distribution Date, the "NON-SUPPORTED INTEREST SHORTFALL"
for any Loan Group is the amount by which the aggregate of Prepayment Interest
Shortfalls for the Mortgage Loans in such Loan Group for such Distribution Date exceeds the applicable Compensating Interest allocable to such Loan Group for such Distribution Date. See "The Pooling and Servicing Agreement and the
Servicing Agreements--Compensating Interest" in this Disclosure Supplement and
"Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act
and Similar Laws" in the Prospectus.

          Allocations of the interest portion of Realized Losses on the Mortgage
Loans in a Loan Group first to the related Subordinated Certificates (in reverse order of seniority beginning with the class of such Subordinate Certificates with the lowest payment priority) will result from the priority of distributions first to the Senior Certificates of the related Group and then to the related classes of Subordinated Certificates (in order of seniority), of the applicable
Pool Distribution Amount as described above under "--Priority of Distributions."

          After the applicable Senior Credit Support Depletion Date, the Senior
Certificates of a Group will bear the risk of loss for the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group pro rata based on the interest entitlement described in clause (i) of the applicable
Interest Distribution Amount.

          Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates on the basis of the related class balance immediately prior to such Distribution Date.

          If on a particular Distribution Date, the applicable Pool Distribution
Amount or Amounts applied in the order described above under "-- Priority of
Distributions" or in the Term Sheet is not sufficient to make a full distribution of the Interest Distribution Amount for each class entitled to distributions therefrom, interest will be distributed on each class of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution
Amount of that class on the next Distribution Date. No amounts will be payable on any class that is no longer outstanding. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans in a Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

          Under certain circumstances, the unpaid interest amounts for a Group of Senior Certificates in a Crossed Group will be payable from amounts otherwise distributable as principal on the related Subordinated Certificates in reverse order of seniority. See "--Cross-Collateralization" in this Disclosure
Supplement.

          Interest-Only Certificates will have no class balance. The Components related to any class of Interest-Only Certificates will have no component balance. The notional amount of any class of Interest-Only Certificates comprised of components will be equal to the sum of the notional amounts of the related Components. The notional amount of any other class of Interest-Only
Certificates and the notional amounts of any Components will be as set forth in the Term Sheet.

          Prior to the applicable Accretion Termination Date, interest in an amount equal to the Interest Distribution Amount for any accreting class of
Certificates will accrue on such class, but all or a portion of such amount may not be distributed as interest to such class. Prior to such time, an amount equal to the accrued and unpaid interest on such class will be added to the class balance thereof and distributed as described the Term Sheet.

          The "ACCRETION TERMINATION DATE" for any accreting class of
Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the class balance of the related accretion-directed classes of Certificates has been reduced to zero and (ii) the related Senior Credit Support Depletion Date.

                                       35

          The "COMPONENT BALANCE" of each PO Component at any time will equal its initial component balance less (i) all distributions of principal made to such Component and (ii) losses allocated to such Component.

          The "CLASS BALANCE" of a class of Certificates at any time will equal its initial class balance less (i) all distributions of principal made to such class, and (ii) losses allocated to such class as described under "--Allocation of Losses."

          The "GROUP SUBORDINATE AMOUNT" for any Distribution Date and any Loan
Group is equal to the excess of the Pool Principal Balance for such Loan Group over the aggregate class balance of the Senior Certificates of the related Group immediately prior to such date.

          The "NET MORTGAGE INTEREST RATE" of a Mortgage Loan is the excess of its mortgage interest rate over the applicable Administrative Fee Rate.

          LIBOR

          LIBOR will be determined for any class of Certificates described in the Term Sheet as bearing interest at pass-through rates based on LIBOR by the
Securities Administrator as described below. The Securities Administrator will determine LIBOR and the respective pass-through rates for such Certificates for each related Interest Accrual Period (after the first such Interest Accrual
Period) on the second London business day prior to the day on which such
Interest Accrual Period commences (each, a "LIBOR DETERMINATION DATE").

          On each LIBOR Determination Date, the Securities Administrator will determine LIBOR for the succeeding LIBOR-Based Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "INTEREST SETTLEMENT RATE" for
one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00
a.m. London time on such LIBOR Determination Date. Such Interest Settlement
Rates currently are based on rates quoted by 16 BBA designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein "TELERATE PAGE 3750" means the display designated as page 3750 on the Reuters Telerate Service.

          If on any LIBOR Determination Date the Securities Administrator is
unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the next LIBOR-Based Interest Accrual Period will be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or
(ii) the Reserve Interest Rate. The "RESERVE INTEREST RATE" will be the rate per annum which the Securities Administrator determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of (1)/16%) of the one-month U.S. dollar lending rate that New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the
Securities Administrator are quoting on such LIBOR Determination Date to leading
European banks.

          If on any LIBOR Determination Date the Securities Administrator is
required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next LIBOR-Based Interest
Accrual Period will be LIBOR as determined on the previous LIBOR Determination
Date or, in the case of the first LIBOR Determination Date for which the
Securities Administrator is required to determine LIBOR, such percentage as set forth in the Term Sheet.

          The establishment of LIBOR on each LIBOR Determination Date by the
Securities Administrator and its calculation of the rate of interest applicable to the LIBOR-based Certificates for the related Interest Accrual Period shall
(in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Securities Administrator.

                                       36

          Principal

          Unless otherwise described in the Term Sheet, on each Distribution
Date, the Principal Amount for a Loan Group, other than an Overcollateralized
Loan Group, will be distributed (i) as principal of the Senior Certificates of the related Group in an amount up to the Senior Principal Distribution Amount for such Loan Group and (ii) as principal of the related Subordinate
Certificates in an amount up to the Subordinate Principal Distribution Amount for such Loan Group.

          Unless otherwise described in the Term Sheet, the "PRINCIPAL AMOUNT"
for any Distribution Date and any Loan Group, other than an Overcollateralized
Loan Group, will equal the sum of:

          (a)  all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related due date;

          (b)  the principal portion of the Purchase Price (net of unreimbursed
               Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing
               Agreement) of each Mortgage Loan in such Loan Group that was purchased by the Depositor, the Sponsor or an Originator as of
               that Distribution Date and the principal portion of any amount allocated to such Loan Group in connection with the optional termination of the Issuing Entity as described under "The Pooling and Servicing Agreement and Servicing Agreements--Optional
               Termination" in this Disclosure Supplement and in the Term Sheet;

          (c)  any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with a Deleted Mortgage Loan in such Loan Group received in the calendar month preceding the month of that
               Distribution Date;

          (d)  any Liquidation Proceeds allocable to recoveries of principal of
               Mortgage Loans in such Loan Group that are not yet Liquidated
               Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

          (e)  with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the
               Liquidation Proceeds (other than Foreclosure Profits) allocable to principal received with respect to that Mortgage Loan during the calendar month preceding the month of that Distribution Date;
               and

          (f)  all full and partial principal prepayments by mortgagors on the
               Mortgage Loans in such Loan Group received during the calendar month preceding the month of that Distribution Date.

          The amounts described in clauses (a) through (d) are referred to as
"SCHEDULED PRINCIPAL PAYMENTS." The amounts described in clauses (e) and (f) are referred to as "UNSCHEDULED PRINCIPAL PAYMENTS."

          Senior Principal Distribution Amount

          Unless otherwise described in the Term Sheet, on each Distribution
Date, an amount equal to the lesser of (a) the Senior Principal Distribution
Amount for each Loan Group, other than an Overcollateralized Loan Group, for such Distribution Date and (b) the Pool Distribution Amount for such Loan Group remaining after distributions of interest on the Senior Certificates of the related Group will be distributed as principal to such Senior Certificates as summarized in the Term Sheet. The distribution priorities for the Senior
Certificates of any Group, other than an Overcollateralized Loan Group, will not apply on any Distribution Date on or after the related Senior Credit Support
Depletion Date. On each Distribution Date on or after the Senior Support
Depletion Date for a Group, other than an Overcollateralized Loan Group, the amount to be distributed as principal of the related Senior Certificates will be distributed concurrently to such Senior Certificates, pro rata, in accordance with their respective class balances immediately prior to such Distribution
Date.

                                       37

          The "SENIOR CREDIT SUPPORT DEPLETION DATE" for a Group, other than an
Overcollateralized Loan Group, is the date on which the aggregate class balance of the Subordinate Certificates related to such Group have been reduced to zero.

          The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for a Loan Group, other than an Overcollateralized Loan Group, for any Distribution Date will equal the sum of:

          (a)  the Senior Percentage for such Loan Group of the Scheduled
               Principal Payments for that Distribution Date; and

          (b)  the Senior Prepayment Percentage for such Loan Group of the
               Unscheduled Principal Payments for that Distribution Date.

          "STATED PRINCIPAL BALANCE" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

          The "POOL PRINCIPAL BALANCE" for a Loan Group with respect to any
Distribution Date equals the aggregate Stated Principal Balances of the Mortgage
Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

          The "SENIOR PERCENTAGE" for a Loan Group, other than an
Overcollateralized Loan Group, for any Distribution Date will equal (i) the sum of the aggregate class balance of the Senior Certificates of the related Group immediately prior to such date, divided by (ii) the Pool Principal Balance of the such Loan Group for such date.

          The "SUBORDINATE PERCENTAGE" for a Loan Group, other than an
Overcollateralized Loan Group, for any Distribution Date will equal 100% minus the Senior Percentage for such Loan Group for such date.

          If a Loan Group is a Shifting Interest Loan Group, the Term Sheet will describe the calculation of the related "SENIOR PREPAYMENT PERCENTAGE" for each
Distribution Date. Subject to the description thereof in the Term Sheet, such
Senior Prepayment Percentage will provide that all or a portion of the related
Subordinate Percentage of Unscheduled Principal Payments on the Mortgage Loans
in such Loan Group for a Distribution Date will be distributed to the Senior
Certificates of the related Group. Generally, the portion of such Subordinate
Percentage of Unscheduled Principal Payments distributed to such Senior
Certificates will decrease over time, which decreases will be summarized in the
Term Sheet. However, unless otherwise described in the Term Sheet, no decrease in the Senior Prepayment Percentage for a Loan Group will occur if as of any
Distribution Date as to which any such decrease applies (x) the outstanding principal balance of all Mortgage Loans in such Loan Group or, in the case of a
Loan Group that is part of a Crossed Group, such Crossed Group (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any
Mortgage Loan for which the mortgagor has filed for bankruptcy protection after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the related
Subordinate Certificates, is equal to or greater than 50% or (ii) cumulative
Realized Losses with respect to the Mortgage Loans in such Loan Group, or in the case of a Loan Group that is part of a Crossed Group, such Crossed Group exceed the percentages of the aggregate class balance of the related Subordinate
Certificates, as of the Closing Date (the "ORIGINAL SUBORDINATE PRINCIPAL
BALANCE") indicated below:

                                       38

                                                              PERCENTAGE OF
                                                                ORIGINAL
                                                               SUBORDINATE
DISTRIBUTION DATE OCCURRING IN                              PRINCIPAL BALANCE
---------------------------------------------------------   -----------------
The first 36 months following the Closing Date...........           20%
37th month through the 96th month following the Closing
   Date .................................................           30%
97th month through the 108th month following the Closing
   Date .................................................           35%
109th month through the 120th month following the Closing
   Date .................................................           40%
121st month through the 132nd month following the Closing
   Date .................................................           45%
133rd month following the Closing Date and thereafter....           50%

          This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates of a Group while, in the absence of Realized Losses on the Mortgage Loans in the related Loan Group (or, in the case of a Loan Group that is part of a Crossed Group, such Crossed Group), increasing the relative interest in the related Pool Principal Balance evidenced by the related
Subordinate Certificates. Increasing the interest of such Subordinate
Certificates relative to that of the applicable Senior Certificates is intended to preserve the availability of the subordination provided by such Subordinate
Certificates.

          The "SUBORDINATE PREPAYMENT PERCENTAGE" for a Loan Group, other than an Overcollateralized Loan Group, as of any Distribution Date will equal 100%
minus the Senior Prepayment Percentage for such Loan Group for such date.

          If on any Distribution Date the allocation to any class of Senior
Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable
Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution
Date will be limited to the percentage necessary to reduce the related class balance to zero.

          Subordinate Principal Distribution Amount

          Unless otherwise described in the Term Sheet, on each Distribution
Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the related Subordinate Certificates in respect of clause (a) of the Subordinate Principal Distribution Amount and the class balances of all such
Subordinate Certificates that are entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amount) of
the aggregate Subordinate Principal Distribution Amount for the related Loan
Group or, with respect to a Crossed Group, such Crossed Groups, to the extent that the remaining aggregate Pool Distribution Amount for such Loan Group or, with respect to a Crossed Group, such Crossed Group, is, sufficient therefor.
With respect to each class of Subordinate Certificates, if on any Distribution
Date the related Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes of related Subordinate Certificates with a payment priority lower than such class will be entitled to receive a principal distribution in respect of clause (b) of the aggregate Subordinate
Principal Distribution Amounts for the related Loan Group or, with respect to a
Crossed Group, such Crossed Group.

          Distributions of principal on each class of Subordinate Certificates that is entitled to receive a principal distribution on a Distribution Date will be made sequentially to each such class of Subordinate Certificates in the order of their seniority until each such class has received its respective pro rata share for such Distribution Date.

          The "FRACTIONAL INTEREST" with respect to any Distribution Date and each class of Subordinate Certificates will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of related
Subordinate Certificates that are more senior than such class, divided by (ii)
(A) the Pool Principal Balance for the related Loan Group or, with respect to a
Crossed Group, such Crossed Group immediately prior to such Distribution Date.

          The approximate Fractional Interests for the Subordinate Certificates
on the Closing Date will be set forth in the Term Sheet.

                                       39

          The "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for a Loan Group,
other than an Overcollateralized Loan Group, for any Distribution Date will equal the sum of:

          (a)  the Subordinate Percentage for such Loan Group of the Scheduled
               Principal Payments for such Distribution Date; and

          (b)  the Subordinate Prepayment Percentage for such Loan Group of the
               Unscheduled Principal Payments for such Distribution Date.

          Residual Certificate

          The Residual Certificate will remain outstanding for so long as the
Issuing Entity exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Residual
Certificate will be entitled to receive any Pool Distribution Amount for a Loan
Group remaining after the payment of (i) interest and principal on the Senior
Certificates of the related Group and (ii) interest and principal on the applicable Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

          Cross-Collateralization

          The Term Sheet may indicate that one or more of the Loan Groups in an
Issuing Entity may be cross collateralized. Unless otherwise specified in the
Term Sheet, on each Distribution Date prior to the Senior Credit Support
Depletion Date for a Crossed Group but on or after the date on which the class balances of the Senior Certificates of a Group in such Crossed Group have been reduced to zero, amounts otherwise distributable as Unscheduled Principal
Payments with respect to the related Loan Group on the related Subordinate
Certificates will be paid as principal to the remaining classes of Senior
Certificates of the other Group or Groups in such Crossed Group in accordance with the priorities set forth for the applicable Group in the Term Sheet;
provided that on such Distribution Date (a) the Subordinate Percentage for the
related Loan Group for such Distribution Date is less than twice the initial
Subordinate Percentage for such Loan Group or (b) the average outstanding principal balance of the Mortgage Loans in such Loan Group (including, for this purpose, any Mortgage Loan in such Loan Group in foreclosure, any REO Property in such Loan Group and any Mortgage Loan in such Loan Group for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the related Subordinate Certificates is greater than or equal to 50%. If the
Senior Certificates of two or more Groups in a Crossed Group remain outstanding, the distributions described above will be made to the Senior Certificates of such Groups, pro rata, in proportion to the aggregate class balance of the
Senior Certificates of each such Group.

          In addition, unless otherwise specified in the Term Sheet, if on any
Distribution Date, after giving effect to the preceding paragraph, the aggregate class balance of the Senior Certificates of a Group in a Crossed Group (after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Amount of the related Loan Group (any such Group, the
"AGGREGATE CROSSED GROUP UNDERCOLLATERALIZED GROUP" and any such excess, the
"AGGREGATE CROSSED GROUP UNDERCOLLATERALIZED AMOUNT"), all amounts otherwise distributable as principal on the Subordinate Certificates related to such
Crossed Group in reverse order of their payment priority), will be paid as principal to the Senior Certificates of the related Aggregate Crossed Group
Undercollateralized Group together with the applicable Senior Principal
Distribution Amount in accordance with the priorities set forth in the Term
Sheet, until the aggregate class balance of the Senior Certificates of the
Aggregate Crossed Group Undercollateralized Group equals the Adjusted Pool
Amount of the related Loan Group. If two or more Groups in a Crossed Group are
Aggregate Crossed Group Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate class balance of the Senior Certificates of each such Group exceeds the Pool
Principal Balance of the related Loan Group.

          Also, unless otherwise specified in the Term Sheet, the amount of any unpaid interest shortfall amounts described in clause (ii) of the definition of
Interest Distribution Amount with respect to an Aggregate Crossed Group
Undercollateralized Group (including any interest shortfall amount for such
Distribution Date) will be paid to the Aggregate Crossed Group
Undercollateralized Group in accordance with the priorities set forth in the
Term Sheet prior to the payment of any Aggregate Crossed Group
Undercollateralized Amount from amounts otherwise

                                       40

distributable as principal on the Subordinate Certificates related to such
Crossed Group, in reverse order of their payment priority.

          Allocation of Losses

          Unless otherwise specified in the Term Sheet, on each Distribution
Date, (i) any Realized Loss on a Mortgage Loan in a Loan Group, other than an
Overcollateralized Loan Group, will be allocated first to the Subordinate
Certificates of the related Group or Crossed Group, in the reverse order of their seniority (beginning with the class of Subordinate Certificates with the lowest payment priority), in each case until the class balance of the respective class of Certificates has been reduced to zero, and then to the Senior
Certificates of the related Group pro rata based on their respective class balances.

          Unless otherwise specified in the Term Sheet, such allocation will be effected for a Loan Group, other than an Overcollateralized Loan Group, on each
Distribution Date by reducing the class balance of the class of related
Subordinate Certificates then outstanding with the lowest payment priority, if and to the extent that the sum of the class balances of all classes of related
Senior Certificates (including, with respect to a Crossed Group, all classes of
Senior Certificates related to such Crossed Group) and such Subordinate
Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount for such
Distribution Date for such Loan Group or, with respect to a Crossed Group, the sum of the Adjusted Pool Amounts for all Loan Groups comprising such Crossed
Group.

          After the applicable Senior Credit Support Depletion Date, unless otherwise specified in the Term Sheet, on each Distribution Date, the aggregate of the class balances of all classes of Senior Certificates of each related
Group then outstanding will be reduced if and to the extent that such aggregate class balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount for the related
Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Senior Certificates of such Group pro rata based on their respective class balances.

          If your Certificate is part of a class of Super Senior Support
Certificate, then, after the applicable Senior Credit Support Depletion Date, the class balance of such class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such class as provided in the preceding paragraph but also by the principal portion of Realized Losses allocated to the related class or classes of Super Senior
Certificates that are indicated in the Term Sheet.

          In the event an amount is received with respect to a Mortgage Loan in a Loan Group, other than an Overcollateralized Loan Group, as to which a
Realized Loss had previously been allocated to a class of Certificates (a
"RECOVERY"), such Recovery will be distributed to the Senior Certificates of the related Group and the then-outstanding Subordinate Certificates of such Group or any related Crossed Group in the same manner as Liquidation Proceeds are distributed.

          In general, a "REALIZED LOSS" means, (a) with respect to a Liquidated
Mortgage Loan, the amount by which the remaining unpaid principal balance of the
Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

          "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt
Service Reductions or Deficient Valuations. As used in this Disclosure
Supplement, a "DEFICIENT VALUATION" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage
Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so
long as the applicable Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to

                                       41

any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the applicable Servicer without giving effect to any Debt Service Reduction.

          A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the applicable Servicer has determined that all recoverable Liquidation Proceeds have been received.

          With respect to any Distribution Date, the "ADJUSTED POOL AMOUNT" for
a Loan Group will equal the aggregate unpaid principal balance of the Mortgage
Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan
Group (including amounts received as Advances, principal prepayments and
Liquidation Proceeds in respect of principal) and distributed on the
Certificates on such Distribution Date and all prior Distribution Dates and (ii)
the principal portion of all Realized Losses (other than Debt Service
Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off
Date through the end of the month preceding such Distribution Date.

          DISTRIBUTIONS ON THE OVERCOLLATERALIZED CERTIFICATES

          Distributions to holders of each class of Certificates in an
Overcollateralized Loan Group will be made on each Distribution Date from
Available Funds. "AVAILABLE FUNDS" means with respect to any Distribution Date, the amount equal to (A) the sum (less certain amounts (without duplication)
available for reimbursement of Advances relating to Mortgage Loans in an
Overcollateralized Loan Group and servicing advances relating to Mortgage Loans in an Overcollateralized Loan Group as described above under "The Pooling and
Servicing Agreement and the Servicing Agreements--Advances" and certain other reimbursable expenses and indemnities relating Mortgage Loans in an
Overcollateralized Loan Group pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement) of the following amounts (without duplication)
with respect to the Mortgage Loans in an Overcollateralized Loan Group: (i) each payment of principal or interest on such Mortgage Loan due on the due date in the month of such Distribution Date and received by the Servicers on or prior to the Determination Date for such Distribution Date, including any Advances made by the related Servicer relating to such Mortgage Loans with respect thereto or
Compensating Interest paid by the related Servicer relating to such Mortgage
Loans with respect thereto, (ii) all full and partial principal prepayments on such Mortgage Loans received by the Servicers during the prior calendar month,
(iii) the insurance proceeds, Recoveries and liquidation proceeds (net of certain expenses) actually collected by the Servicers with respect to such
Mortgage Loans during the prior calendar month, (iv) the Purchase Price of all repurchased defective Mortgage Loans in an Overcollateralized Loan Group with respect to the prior calendar month, (v) any Substitution Adjustment Amounts or
Reimbursement Amounts with respect to such Mortgage Loans received during the prior calendar month and (vi) any amounts received in connection with the optional termination of such Mortgage Loans and related property of the Issuing
Entity as of such Distribution Date less (B) any amounts payable to the
Supplemental Interest Trust for payment to the Swap Provider (including any Net
Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event).

          Interest

          On each Distribution Date, based upon the information provided to it in a remittance report prepared by the Master Servicer, the Securities
Administrator will distribute the Overcollateralized Interest Remittance Amount in the order of priority, to the extent available, set forth in the Term Sheet.

          "ACCRUED CERTIFICATE INTEREST" for each class of Certificates in an
Overcollateralized Loan Group and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period on the class balance of such class of Certificates at the applicable pass-through rate described in the Term Sheet, minus each class' Interest Percentage of Relief Act
Reductions related to any Mortgage Loans in an Overcollateralized Loan Group for
such Distribution Date.

          The "OVERCOLLATERALIZED INTEREST REMITTANCE AMOUNT" means as of any
Distribution Date, (A) the sum, without duplication, of (i) all interest collected or advanced with respect to the payment due on the Mortgage Loans in an Overcollateralized Loan Group on the due date of the calendar month in which such Distribution Date occurs and received by the Servicers on or prior to the
Determination Date for such Distribution Date (less the Administrative Fees for such Mortgage Loans, certain amounts available for reimbursement of Advances and

                                       42

servicing advances with respect to such Mortgage Loans as described above under
"The Pooling and Servicing Agreement and the Servicing Agreements--Advances" and
certain other reimbursable expenses and indemnities pursuant to the Pooling and
Servicing Agreement or the related Servicing Agreement), (ii) all Compensating
Interest paid by the Servicers for such Distribution Date with respect to the
Mortgage Loans in an Overcollateralized, (iii) the portion of any payment in connection with any principal prepayment, substitution, Purchase Price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Mortgage Loans in an Overcollateralized Loan Group
received during the prior calendar month and (iv) any Reimbursement Amounts received with respect to the Mortgage Loans in an Overcollateralized Loan Group
during the prior calendar month less (B) any amounts payable to the Supplemental
Interest Trust for payment to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any
Swap Termination Payment owed to the Swap Provider resulting from a Swap
Provider Trigger Event).

          The "INTEREST CARRY FORWARD AMOUNT" means for any class of Offered
Certificates in an Overcollateralized Loan Group and any Distribution Date, the
sum of (a) the excess, if any, of the Accrued Certificate Interest and any
Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such class on such prior
Distribution Date and (b) interest on such excess at the applicable pass-through rate for the related Interest Accrual Period.

          The "INTEREST PERCENTAGE" is, with respect to any class of Offered
Certificates in an Overcollateralized Loan Group and any Distribution Date, the
ratio (expressed as a decimal carried to six places) of the Accrued Certificate
Interest for such class to the Accrued Certificate Interest for all classes of
Offered Certificates in an Overcollateralized Loan Group with respect to such
Distribution Date and without regard to Relief Act Reductions.

          LIBOR

          The Offered Certificates in an Overcollateralized Loan Group will bear interest at pass-through rates based on LIBOR by the Securities Administrator as described above in "Description of Certificates--Distributions on the Shifting
Interest Certificates--LIBOR."

          Principal

          With respect to each Distribution Date (a) before the Stepdown Date or
(b) as to which a Trigger Event is in effect, the Overcollateralized Principal
Distribution Amount will be allocated among and distributed in reduction of the class balances of the Overcollateralized Certificates in the order of priority set forth in the Term Sheet.

          "60+ DAY DELINQUENT LOAN" means each Mortgage Loan in an
Overcollateralized Loan Group (including each Mortgage Loan in an
Overcollateralized Loan Group in foreclosure and each Mortgage Loan in an
Overcollateralized Loan Group for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the due date in the month prior to such Distribution Date, two months or more past due and each Mortgage Loan in an Overcollateralized Loan Group relating to an REO Property.

          "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution
Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution
Date and (y) the Overcollateralization Deficiency for such Distribution Date.

          "OVERCOLLATERALIZATION AMOUNT" means as of any Distribution Date the excess, if any, of (x) the aggregate Stated Principal Balance of the Mortgage
Loans in an Overcollateralized Loan Group as of the due date in the month of such Distribution Date over (y) the aggregate class balance of all classes of
Certificates in an Overcollateralized Loan Group (after taking into account all distributions of principal on such Distribution Date and the increase of any class balance as a result of Recoveries related to the Mortgage Loans in an
Overcollateralized Loan Group).

          "OVERCOLLATERALIZATION DEFICIENCY" means as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount over (y)
the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the class balances of

                                       43

all classes of Certificates in an Overcollateralized Loan Group resulting from the distribution of the Overcollateralized Principal Distribution Amount (but
not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such
Distribution Date.

          "OVERCOLLATERALIZATION RELEASE AMOUNT" means with respect to any
Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Overcollateralized Principal Remittance Amount
for such Distribution Date and (y) the excess, if any, of (i) the
Overcollateralization Amount for such Distribution Date, assuming that 100% of the Overcollateralized Principal Remittance Amount is applied as a principal payment on the Certificates in an Overcollateralized Loan Group on such
Distribution Date over (ii) the Targeted Overcollateralization Amount. With respect to any Distribution Date on which a Trigger Event is in effect, the
Overcollateralization Release Amount will be zero.

          "OVERCOLLATERALIZED PRINCIPAL DISTRIBUTION AMOUNT" means as of any
Distribution Date, the sum of (i) the Overcollateralized Principal Remittance
Amount (minus the Overcollateralization Release Amount, if any) and (ii) the
Extra Principal Distribution Amount, if any.

          "OVERCOLLATERALIZED PRINCIPAL REMITTANCE AMOUNT" means with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to (A) the sum (less certain amounts (without duplication) available for reimbursement of Advances relating to Mortgage Loans in an Overcollateralized Loan Group and servicing advances relating to Mortgage
Loans in an Overcollateralized Loan Group as described above under "The Pooling and Servicing Agreement and the Servicing Agreements--Advances" and certain other reimbursable expenses and indemnities relating to Mortgage Loans in an
Overcollateralized Loan Group pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement) of the following amounts (without duplication)
with respect to the Mortgage Loans in an Overcollateralized Loan Group: (i) each payment of principal on a Mortgage Loan in an Overcollateralized Loan Group due
on the due date in the month of such Distribution Date and received by the
Servicers on or prior to the Determination Date for such Distribution Date, including any Advances made by the related Servicer relating to such Mortgage
Loans with respect thereto, (ii) all full and partial principal prepayments on such Mortgage Loans received by the Servicers during the prior calendar month,
(iii) the insurance proceeds, Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicers with respect to such Mortgage Loans during the prior calendar month, (iv) the portion of the Purchase Price allocable to principal of all repurchased defective Mortgage Loans in an Overcollateralized Loan Group with respect to the prior calendar month, (v) any Substitution Adjustment Amounts with respect to the Mortgage Loans in an Overcollateralized Loan Group received during the prior calendar month and (vi) the principal portion of amounts received in connection with the optional termination of such Mortgage Loans and related property of the
Issuing Entity as of such Distribution Date less (B) to the extent any amounts payable to the Supplemental Interest Trust for payment to the Swap Provider
(including any Net Swap Payment and any Swap Termination Payment owed to the
Swap Provider but excluding any Swap Termination Payment owed to the Swap
Provider resulting from a Swap Provider Trigger Event) exceed the Interest
Remittance Amount for such Distribution Date (without giving effect to clause
(B) of the definition of Overcollateralized Interest Remittance Amount), the
amount of such excess.

          "OVERCOLLATERALIZED SENIOR PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date (i) before the Stepdown Date or as to which a Trigger
Event is in effect, the lesser of (a) the aggregate class balance of the Senior
Certificates in an Overcollateralized Loan Group immediately prior to such
Distribution Date and (b) the Overcollateralized Principal Distribution Amount
and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate class balance of the Senior Certificates in an Overcollateralized Loan Group immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) a percentage set forth in the prospectus supplement and (2) the aggregate Stated Principal Balance for an
Overcollateralized Loan Group as of the due date in the month of such
Distribution Date and (y) the amount by which the aggregate Stated Principal
Balance for an Overcollateralized Loan Group as of the due date in the month of such Distribution Date exceeds the product of (1) a percentage, set forth in the prospectus supplement and (2) the aggregate Stated Principal Balance of the
Mortgage Loans in an Overcollateralized Loan Group on the Cut-off Date.

          "SENIOR ENHANCEMENT PERCENTAGE" for any Distribution Date is the
percentage obtained by dividing (x) the sum of (i) the aggregate class balance of the senior most Subordinate Certificates before taking into account the distribution of the Overcollateralized Principal Distribution Amount on such
Distribution Date and (ii) the

                                       44

Overcollateralization Amount as of the prior Distribution Date by (y) the aggregate Stated Principal Balance of the Mortgage Loans in an
Overcollateralized Loan Group as of the due date in the month of such
Distribution Date.

          "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE"" will be set forth in the
Term Sheet.

          "STEPDOWN DATE" means the earlier to occur of (i) the Distribution
Date on which the aggregate class balance of the Senior Certificates in an
Overcollateralized Loan Group is reduced to zero and (ii) the later to occur of
(x) the Distribution Date set forth in the Term Sheet and (y) the Distribution
Date on which the Senior Enhancement Percentage is greater than or equal to the
Senior Specified Enhancement Percentage.

          "TARGETED OVERCOLLATERALIZATION AMOUNT" means as of any Distribution
Date, (x) prior to the Stepdown Date, a percentage, set forth in the prospectus supplement, of the aggregate Stated Principal Balance of the Mortgage Loans in an Overcollateralized Loan Group on the Cut-off Date and (y) on and after the
Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) a percentage, set forth in the prospectus supplement, of the aggregate Stated
Principal Balance of the Mortgage Loans in an Overcollateralized Loan Group as
of due date in the month of such Distribution Date and (b) a percentage, set forth in the prospectus supplement, of the aggregate Stated Principal Balance of the Mortgage Loans in an Overcollateralized Loan Group on the Cut-off Date and
(ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

          A "TRIGGER EVENT" has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds a percentage, set forth in the prospectus supplement, of the Senior Enhancement
Percentage or (ii) the aggregate amount of Realized Losses on the Mortgage Loans in an Overcollateralized Loan Group incurred since the Cut-off Date through the due date in the month of such Distribution Date (reduced by the aggregate amount of Recoveries related to the Mortgage Loans in an Overcollateralized Loan Group
received since the Cut-off Date through the due date in the month of such
Distribution Date) divided by the aggregate Stated Principal Balance of the
Mortgage Loans in an Overcollateralized Loan Group on the Cut-off Date exceeds the applicable percentages set forth in the Term Sheet.

          Application of Monthly Excess Cashflow Amounts

          The weighted average Net Mortgage Interest Rate for the Mortgage Loans in an Overcollateralized Loan Group is generally expected to be higher than the weighted average of the pass-through rates on the Certificates in an
Overcollateralized Loan Group, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on such Certificates. The "MONTHLY EXCESS INTEREST
AMOUNT" for any Distribution Date will be the amount by which the
Overcollateralized Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date to the Certificates in an Overcollateralized Loan Group in respect of Accrued Certificate Interest and Interest Carryforward Amounts.

          If Realized Losses occur that are not covered by the Monthly Excess
Cashflow Amount, such Realized Losses will result in an Overcollateralization
Deficiency (since they will reduce the aggregate Stated Principal Balance of the
Mortgage Loans in an Overcollateralized Loan Group without giving rise to a corresponding reduction of the aggregate class balance of the Offered
Certificates in an Overcollateralized Loan Group). The cashflow priorities for the Offered Certificates in an Overcollateralized Loan Group in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted
Overcollateralization Amount.

          On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "stepdown." If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, a portion of the
Overcollateralized Principal Remittance Amount for such Distribution Date will not be passed through as a distribution of principal on the Offered Certificates in an Overcollateralized Loan Group on such Distribution Date. This has the effect of decelerating the amortization of the Offered Certificates in an
Overcollateralized Loan Group relative to the aggregate Stated Principal Balance of the Mortgage Loans in an Overcollateralized Loan Group, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted
Overcollateralization Amount. This portion of the

                                       45

Overcollateralized Principal Remittance Amount not distributed as principal on the Offered Certificates in an Overcollateralized Loan Group therefore releases a limited portion of the overcollateralization from the Issuing Entity.

          On any Distribution Date, the sum of the Monthly Excess Interest
Amount, the Overcollateralization Release Amount and any portion of the
Overcollateralized Principal Distribution Amount (without duplication) remaining after principal distributions on the Offered Certificates in an
Overcollateralized Loan Group is the "MONTHLY EXCESS CASHFLOW AMOUNT," which is required to be applied in the order of priority (the "MONTHLY EXCESS CASHFLOW
ALLOCATION") on such Distribution Date, set forth in the Term Sheet.

          Allocation of Losses

          Unless otherwise specified in the Term Sheet, after giving effect to the distribution of the Overcollateralized Principal Distribution Amount on any
Distribution Date and the increase of any class balance as a result of
Recoveries, the aggregate class balance of the Certificates in an
Overcollateralized Loan Group exceeds the aggregate Stated Principal Balance of the Mortgage Loans in an Overcollateralized Loan Group as of the due date in the month of such Distribution Date, such excess (the "APPLIED REALIZED LOSS
AMOUNT") will be allocated in reduction of the class balances of the Subordinate
Certificates of the related Group, in the reverse order of their seniority
(beginning with the class of Subordinate Certificates with the lowest payment priority), in each case until their respective class balances are reduced to zero. In addition, after the class balances of the senior most Subordinate
Certificates have been reduced to zero, if after giving effect to the distribution of the Overcollateralized Principal Distribution Amount and the
increase of any class balance as a result of Recoveries, the aggregate class balance of the Senior Certificates in an Overcollateralized Loan Group exceeds the aggregate Stated Principal Balance of the Mortgage Loans in an
Overcollateralized Loan Group as of the due date in the month of such
Distribution Date, such excess will be allocated in reduction of the class balance of the junior most Senior Certificate. Any such reduction of a class balance will not be reversed or reinstated (except in the case of Recoveries).
However, on future Distribution Dates, Certificateholders of the related class may receive amounts in respect of prior reductions in the related class balances as described below or from a Supplemental Interest Trust, according to the priorities set forth in the Term Sheet. Such subsequent payments will be applied sequentially to the Subordinate Certificates in order of their priority. The class balances of the Senior Certificates will not be reduced by any Applied
Realized Loss Amounts; however, under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans in an Overcollateralized
Loan Group to pay the Senior Certificates all interest and principal amounts to which they are entitled.

          Unless otherwise specified in the Term Sheet, if Recoveries are received on the Mortgage Loans in an Overcollateralized Loan Group, they will be included as part of the Overcollateralized Principal Remittance Amount for the
Distribution Date in the calendar month after they are received and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the Unpaid Realized Loss
Amounts for the class then outstanding with the highest distribution priority will be decreased by the amount of such Recoveries until reduced to zero (with any remaining Recoveries applied to reduce the Unpaid Realized Loss Amount of the class with the next highest distribution priority), and the class balance of such class will be increased by the same amount.

          Overcollateralized Certificate Interest Rates

          Interest for each Distribution Date on or prior to the Optional
Termination Date for the Mortgage Loans in an Overcollateralized Loan Group will accrue on the Offered Certificates in an Overcollateralized Loan Group during the related Interest Accrual Period at a per annum rate set forth in the Term
Sheet (the "PASS-THROUGH RATE"). During each Interest Accrual Period relating to the Distribution Dates after the Optional Termination Date with respect to the
Mortgage Loans in an Overcollateralized Loan Group, each of the certificate margins on the Certificates in an Overcollateralized Loan Group will be
"stepped-up" to the applicable margin set forth in the Term Sheet if the optional termination right is not exercised.

          The "OVERCOLLATERALIZED CAP" or "CAP" for any Distribution Date and
for the Certificates in an Overcollateralized Loan Group will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the average of the Net Mortgage
Interest Rates for the

                                       46

Mortgage Loans in an Overcollateralized Loan Group, weighted on the basis of the
Stated Principal Balances of the Mortgage Loans in an Overcollateralized Loan
Group on the due date in the month preceding the month of such Distribution Date less, in the case of a transaction with an Interest Rate Swap Agreement, (y) any
Net Swap Payment or Swap Termination Payment, if any, deposited into the
Supplemental Interest Trust for payment to the Swap Provider (only if such Swap
Termination Payment is not due to a Swap Provider Trigger Event) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap
Payment or Swap Termination Payment deposited into the Supplemental Interest
Trust for payment to the Swap Provider multiplied by 12, and the denominator of which is equal to the Stated Principal Balances of the Mortgage Loans as of the
due date in the month preceding the month of such Distribution Date.

          If on any Distribution Date, the Accrued Certificate Interest for any
Offered Certificate in an Overcollateralized Loan Group is based on the Cap, the excess of (i) the amount of interest such class would have been entitled to receive on such Distribution Date based on its Pass-Through Rate (without regard to the Cap) over (ii) the amount of interest such class received on such
Distribution Date based on the Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then-applicable Pass-Through Rate on such class) will be the "CAP CARRYOVER
AMOUNT." On the Closing Date, any Cap Carryover Amount will be paid from amounts in the Cap Carryover Reserve Account, the Swap Account or other account as specified in the Term Sheet.

          On the Closing Date, the Securities Administrator will establish the
Cap Carryover Reserve Account ("CAP CARRYOVER RESERVE ACCOUNT") pursuant to the
Pooling and Servicing Agreement from which distributions in respect of Cap
Carryover Amounts on the Offered Certificates in an Overcollateralized Loan
Group will be made. Distributions in respect of Cap Carryover Amounts may also be made from the Supplemental Interest Trust. The Cap Carryover Reserve Account
will be an asset of the Issuing Entity but not of any REMIC.

          THE YIELD MAINTENANCE AGREEMENT

          If the Term Sheet provides for a yield maintenance agreement, the
Securities Administrator, on behalf of the Issuing Entity, will enter into a yield maintenance agreement (the "YIELD MAINTENANCE AGREEMENT") with a counterparty (the "COUNTERPARTY"), which will be primarily for the benefit of the class or classes of Certificates specified in the Term Sheet (each, a "YIELD
MAINTENANCE CLASS"). Certain information regarding the Counterparty will be described in the Term Sheet.

          With respect to each Distribution Date described in the Term Sheet, if
LIBOR, as calculated for the Interest Accrual Period related to such
Distribution Date, exceeds a rate per annum set forth the Term Sheet (the
"STRIKE RATE"), the Counterparty will be obligated to pay to the Securities
Administrator the Yield Maintenance Agreement Payment. The "YIELD MAINTENANCE
AGREEMENT PAYMENT" for any Distribution Date will be an amount specified in the
Term Sheet.

          Amounts received on the Yield Maintenance Agreement will not be available to make distributions on any class of Certificates other than a specified Yield Maintenance Class.

          The Yield Maintenance Agreement will be subject to early termination upon a failure of the Counterparty to make a Yield Maintenance Agreement Payment when due, after a grace period expires, or upon the occurrence of certain bankruptcy or insolvency events with respect to the Counterparty. The Yield
Maintenance Agreement also will be subject to early termination upon the occurrence of certain termination events set forth therein, including certain events causing it to become unlawful to make or receive a Yield Maintenance
Agreement Payment or requiring the Counterparty to pay withholding or other tax amounts to the Securities Administrator in respect of Yield Maintenance
Agreement Payments and certain additional termination events.

          If a Ratings Event occurs and is continuing with respect to the
Counterparty, then the Counterparty will be required to use reasonable efforts to transfer its rights and obligations under the Yield Maintenance Agreement to a replacement counterparty, subject to satisfaction of the related Rating Agency
Condition. Unless such a transfer has occurred within twenty Business Days after the occurrence of a Ratings Event, the Counterparty will be required to post collateral to secure its obligations under the Yield Maintenance Agreement. A
"RATINGS EVENT" will occur with respect to the Counterparty if the long-term and short-term senior unsecured debt ratings of the Counterparty

                                       47

cease to be as required by each Rating Agency. "RATING AGENCY CONDITION" means, with respect to any action taken or to be taken, a condition that is satisfied when each Rating Agency has confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the related Certificates.

          Any failure by the Counterparty to post such collateral or to transfer its rights and obligations to a replacement will be an additional termination event as to which the Securities Administrator may terminate the Yield
Maintenance Agreement. In addition, it will be an additional termination event, as to which the Counterparty may terminate the Yield Maintenance Agreement, if any amendment or supplement to the pooling and servicing agreement or any other document pertaining to a Yield Maintenance Class is made without the prior written consent of the Counterparty, unless such amendment or supplement would not (i) adversely affect any of the Counterparty's rights or obligations under the Yield Maintenance Agreement or (ii) modify the Securities Administrator's obligations, or impair the ability of the Securities Administrator to fully perform any of its obligations, under the Yield Maintenance Agreement.

          Upon an early termination of the Yield Maintenance Agreement, the
Securities Administrator will be required to use reasonable efforts to replace the Yield Maintenance Agreement with one furnished by a replacement counterparty. The Securities Administrator will hold in trust any amount that is paid to it by the Counterparty upon an early termination of the Yield
Maintenance Agreement and will apply such amount to the purchase of the replacement yield maintenance agreement. If any portion of such amount cannot be so used (either because a replacement yield maintenance agreement is not available or such amount exceeds the amount necessary to purchase such replacement), the Securities Administrator will deposit such portion in the
Reserve Fund.

          The Yield Maintenance Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the
Counterparty are limited to those specifically set forth in the Yield
Maintenance Agreement, and the Counterparty may assign its rights and obligations under the Yield Maintenance Agreement to any entity so long as the
Rating Agency Condition is satisfied. The Yield Maintenance Class will not represent obligations of the Counterparty. The holders of the Yield Maintenance
Class are not parties to or beneficiaries under the Yield Maintenance Agreement and will not have any right to proceed directly against the Counterparty in respect of its obligations under the Yield Maintenance Agreement.

THE RESERVE FUND

          If the Term Sheet provides for a Yield Maintenance Agreement, the
Securities Administrator will establish a separate trust account (the "RESERVE
FUND"), or other account as specified in the term sheet, for deposit of any
Yield Maintenance Agreement Payments that it may receive under the Yield
Maintenance Agreement. The Reserve Fund will be owned by the Issuing Entity but will not be an asset of any REMIC.

          On or before each Distribution Date, the Securities Administrator will deposit in the Reserve Fund any Yield Maintenance Agreement Payment for the
related Interest Accrual Period. Such Yield Maintenance Agreement Payment
received on or before a Distribution Date will be distributed to the related
Yield Maintenance Class on such Distribution Date.

          The Yield Maintenance Agreement Payment will be set forth in the
Term Sheet.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATE

          The Residual Certificate will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

          The REMIC provisions of the Code impose certain taxes on (i)
transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the Prospectus) and (ii)
certain Pass-Through Entities (as defined in the Prospectus) that have
Disqualified Organizations as beneficial owners. No tax will be imposed on a
Pass-Through Entity (other than an "electing large partnership" (as defined in the

                                       48

Prospectus)) with respect to the Residual Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a
Disqualified Organization or a nominee for a Disqualified Organization.

          The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Residual Certificate may be transferred to or registered in the name of any person unless:

o    the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such transferee is not a
     Disqualified Organization and is not purchasing the Residual Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

o    the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit is false.

          Further, such affidavit will require the transferee to affirm that it
(a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Residual Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Residual Certificate as such taxes become due and (d) will not transfer the Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Securities Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

          Treasury regulations applicable to REMICs (the "REMIC REGULATIONS")
disregard certain transfers of residual interests, in which case the transferor would continue to be treated as the owner of a residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC
(including a residual interest with a positive value at issuance) is a
"noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the residual interest is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person. The Pooling and Servicing Agreement will require a transferee of the
Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

          In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

          (a)  the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

                                       49

               (i)   the present value of any consideration given to the
                     transferee to acquire the interest;

               (ii)  the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

          (b)  (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

               (ii)  the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible
                     "C" corporation and would meet the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably
                     indicate that the taxes associated with ownership of the
                     residual interest will not be paid by the transferee.

          For purposes of the computations in clause (a) the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term
Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

          The Pooling and Servicing Agreement will not require that transfers of the Residual Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. The holder of the Residual Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

          In addition, the Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

o    such person holds the Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal
     Revenue Service Form W-8ECI; or

o    the transferee delivers to both the transferor and the Securities
     Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the
     Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

          The term "U.S. PERSON" means a citizen or resident of the United
States, a corporation or partnership (unless, in the case of a partnership,
Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of
Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the
United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable
Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          THE POOLING AND SERVICING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR
PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND
VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

          Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

                                       50

          See "Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Residual Certificates--Tax-Related
Restrictions on Transfer of Residual Certificates" in the Prospectus.

          THE RESIDUAL CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY
PLAN OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF SUCH PLAN.

          See "Benefit Plan Considerations" in this Disclosure Supplement and
"Benefit Plan Considerations" in the Prospectus.

INTEREST RATE SWAP AGREEMENT AND THE SWAP ACCOUNT

          The Interest Rate Swap Agreement

          On or before the Closing Date, if specified in the related Term Sheet, the Supplemental Interest Trust Trustee may enter into the Interest Rate Swap
Agreement with the Swap Provider. Such Interest Rate Swap Agreement will be administered by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement. The Swap Account will be an asset of the Supplemental
Interest Trust but not of any REMIC.

          Under the Interest Rate Swap Agreement, on or before each Distribution
Date (beginning with the first Distribution Date), the Supplemental Interest
Trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling and Servicing Agreement. A net payment will be required to be made on or before each Distribution Date (each such net payment, a "NET SWAP PAYMENT") (a) by the Supplemental Interest Trust to the Swap
Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Supplemental Interest Trust to the
extent that the floating amount exceeds the corresponding fixed amount.

          The initial Swap Notional Amount will be set forth in the Term Sheet.
The Interest Rate Swap Agreement will terminate immediately after the
Distribution Date set forth in the Term Sheet, unless terminated earlier upon the occurrence of a Swap Default or a Termination Event.

          The respective obligations of the Swap Provider and the Supplemental
Interest Trust Trustee to pay specified amounts due under the Interest Rate Swap
Agreement will be subject to conditions precedent set forth in the Interest Rate
Swap Agreement.

          Upon the occurrence of any Swap Default under the Interest Rate Swap
Agreement, the non-defaulting party will have the right to designate an Early
Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Interest
Rate Swap Agreement), all as set forth in the Interest Rate Swap Agreement.

          Upon any Swap Early Termination, the Supplemental Interest Trust or
the Swap Provider may be liable to make a Swap Termination Payment to the other
(regardless of which of the parties has caused the termination). The Swap
Termination Payment will be based on the value of the Interest Rate Swap
Agreement computed in accordance with the procedures set forth in the Interest
Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the
Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related
Distribution Date and on any subsequent Distribution Dates until paid in full, generally prior to distributions to the holders of the Certificates in an
Overcollateralized Group.

          Upon a Swap Early Termination, the Supplemental Interest Trust
Trustee, at the direction of the Depositor will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement.
To the extent the Supplemental Interest Trust receives a Swap Termination
Payment from the Swap Provider, the Supplemental Interest Trust will apply, as set forth in the Pooling and Servicing Agreement, all or such portion of such
Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental

                                       51

Interest Trust is required to pay a Swap Termination Payment to the Swap
Provider, the Supplemental Interest Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap
Termination Payment amount owing to the Swap Provider.

          Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest
Rate Swap Agreement, (2) obtain a substitute Swap Provider or credit support provider or (3) establish any other arrangement acceptable to the Rating
Agencies and the Supplemental Interest Trust Trustee (such consent by such
Supplemental Interest Trust Trustee not to be unreasonably withheld), unless the
Rating Agencies confirm their then current ratings on the Certificates.

          The "DOWNGRADE PROVISION" of the Interest Rate Swap Agreement will be triggered if the Swap Provider's short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

          "EVENTS OF DEFAULT" under the Interest Rate Swap Agreement (each a
"SWAP DEFAULT") include the following standard events of default under the 1992
Master Agreement (Multicurrency-Cross Border) as published by the International
Swaps and Derivative Association, Inc. (the "ISDA MASTER AGREEMENT"), as
modified by the Interest Rate Swap Agreement:

          o    "Failure to Pay or Deliver,"

          o    "Bankruptcy" and

          o    "Merger without Assumption",

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master
Agreement.

          The "SWAP ACCOUNT" means a segregated trust account for the benefit of the holders of the Certificates in an Overcollateralized Group in which payments owed to or received from the Swap Provider will be deposited.

          A "SWAP DEFAULT" means an Event of Default under the Interest Rate
Swap Agreement.

          A "SWAP EARLY TERMINATION" means the occurrence of an Early
Termination Date under the Interest Rate Swap Agreement.

          The "SWAP PROVIDER" is set forth in the Interest Rate Swap Agreement.

          A "SWAP PROVIDER TRIGGER EVENT" means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap
Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement) or (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

          The "SWAP TERMINATION PAYMENT" means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.

          A "TERMINATION EVENT" under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement and the
Additional Termination Events described below:

          o    "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

          o    "Tax Event" (which generally relates to either party to the
               Interest Rate Swap Agreement, as a result of changes in law, receiving a payment under the Interest Rate Swap Agreement from which

                                       52

               an amount has been deducted or withheld for or on account of taxes or making an additional payment of any such amount) and

          o    "Tax Event Upon Merger" (which generally relates to either party to the Interest Rate Swap Agreement, as a result of a merger or similar transaction, receiving a payment under the Interest Rate
               Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or making an additional payment of any such amount), as described in Sections 5(b)(i), 5(b)(ii) and
               5(b)(iii) of the ISDA Master Agreement.

          In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement), including if the trust should terminate, if the Pooling and Servicing Agreement is amended or modified without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the Pooling and Servicing Agreement, the Master
Servicer exercises the option to purchase the Mortgage Loans in an
Overcollateralized Loan Group and any failure to comply with the Downgrade
Provisions.

          The Supplemental Interest Trust will not be required to make any gross-up payments to the Swap Provider on account of any tax withholding.

          The Sponsor believes that the maximum probable exposure to the Swap
Provider under any Interest Rate Swap Agreement will be less than 10% of the initial class balances of the Certificates in the Overcollateralized Loan Group.
If such exposure equals or exceeds 10%, appropriate disclosure will be provided in the Term Sheet.

          The Swap Account

          On or before the Closing Date, if specified in the related Term Sheet, the Securities Administrator, in its capacity as trustee (the "SUPPLEMENTAL
INTEREST TRUST TRUSTEE") of the supplemental interest trust, a separate trust created under the Pooling and Servicing Agreement (the "SUPPLEMENTAL INTEREST
TRUST") will enter into an Interest Rate Swap Agreement with the Swap Provider for the benefit of the holders of Certificates in an Overcollateralized Loan
Group only. Any Net Swap Payments made by the Swap Provider will be distributed in accordance with the Pooling and Servicing Agreement. The Supplemental
Interest Trust Trustee will be required to deposit into the Swap Account an amount equal to the Net Swap Payment, if any, payable by the Supplemental
Interest Trust Trustee to the Swap Provider on such Distribution Date. Also, on each Distribution Date, the Supplemental Trust Trustee shall deposit into the
Swap Account the Net Swap Payment, if any, received by the Supplemental Interest
Trust Trustee from the Swap Provider on such Distribution Date.

          On each Distribution Date, to the extent required, following the distribution of the Monthly Excess Cashflow and withdrawals from the Cap
Carryover Reserve Account, the Supplemental Interest Trust Trustee will withdraw from amounts in the Swap Account to distribute to the Certificates in an
Overcollateralized Loan Group, amounts in the order of priority set forth in the
Interest Rate Swap Agreement.

THE SUPPLEMENTAL INTEREST TRUST TRUSTEE

          The Supplemental Interest Trust Trustee will perform all of the obligations of the trustee under the Interest Rate Swap Agreement. With regard to the Supplemental Interest Trust, the Supplemental Interest Trust Trustee will only be obligated to make payments to the Issuing Entity under the Interest Rate
Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the
Issuing Entity. The Supplemental Interest Trust Trustee will be entitled to reimbursement or indemnification by the Issuing Entity for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its bad faith, willful misconduct or negligence.

                                       53

                       PREPAYMENT AND YIELD CONSIDERATIONS

          Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of a Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates of the related Group and the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans of a Loan Group not so advanced will be borne first by the related Subordinate
Certificates (beginning with the class of Subordinate Certificates with the lowest payment priority) and then by the Senior Certificates of the related
Group.

          Net Interest Shortfalls will adversely affect the yields on the Senior
Certificates entitled to distributions of interest and the Subordinate
Certificates of the related Group. In addition, losses generally will be borne first by the Subordinate Certificates of the related Group, as described in this
Disclosure Supplement under "Description of the Certificates--Allocation of
Losses." The yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the applicable Mortgage Loans in the related Loan
Group or Loan Groups.

          Except with respect to Floating Rate Certificates and Inverse Floating
Rate Certificates, the effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the distribution date (or, if not a business day, the next business day) set forth in the Term
Sheet of the month following the month in which interest accrues on the Mortgage
Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

PREPAYMENT CONSIDERATIONS AND RISKS

          Because principal payments on the Mortgage Loans in a Loan Group will be distributed currently on the Senior Certificates of the related Group entitled to payments of principal and the Subordinate Certificates of the related Group, the rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the applicable Mortgage
Loans in the related Loan Group or Loan Groups. The principal payments on the
Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Prepayment and Yield Considerations" in the Prospectus.

          The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

o    In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

o    Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

o    Certain of the Mortgage Loans may be Interest-Only Mortgage Loans. At the
     end of the interest only period, the payments on such Mortgage Loans will be recalculated to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.

          The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield

                                       54

of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the
Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, particularly any
Principal-Only Certificate, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group (or on any Discount Mortgage Loans, in the case of any
Principal-Only Certificates) will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, particularly an
Interest-Only Certificate (which has no class balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the related Mortgage Loans in the related Loan Group will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

          Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time. Certain of the Mortgage Loans may require that the mortgagor pay to the lender a penalty under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Prepayment premiums will be retained by the applicable Servicer as additional compensation. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling and
Servicing Agreement, including any termination. See "The Pooling and Servicing
Agreement and the Servicing Agreements--Optional Termination" in this Disclosure
Supplement and in the Term Sheet for a description of optional termination of the Mortgage Loans. The Depositor, the Sponsor or an Originator may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage
Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

          All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such
Mortgage Loan. To the extent that the applicable Servicer has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property, such
Servicer generally will be required to enforce "due-on-sale" clauses to the extent permitted by applicable law. However, the applicable Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Prepayment and Yield Considerations" in the
Prospectus. Acceleration of Mortgage Loans as a result of enforcement of such
"due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the related classes of Offered Certificates.

          In an Overcollateralized Group, the weighted average life and yield to maturity of each class of Certificates will also be influenced by the amount of
Monthly Excess Cashflow Amounts generated by the Mortgage Loans and applied in reduction of the class balances of such Certificates. The level of Monthly
Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the class balances of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate class balance of the Certificates);
(ii) the delinquency and default experience of the Mortgage Loans; and (iii) the levels of the indices for the Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the class balance of a class of Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly
Excess Cashflow Amounts distributed at any time or in the aggregate.

          The mezzanine and subordinate Certificates are not expected to receive any principal distributions until at least the Distribution Date three years from the closing date (unless the class balances of the Senior Certificates are reduced to zero prior thereto). As a result, the weighted average lives of the mezzanine and subordinate certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an applied realized loss amount will be allocated to one or more classes of mezzanine or Subordinate
Certificates.

                                       55

          ASSUMPTIONS RELATING TO TABLES

          Certain tables set forth in the Term Sheet (the "DECREMENT TABLES")
have been prepared on the basis of specified assumptions (the "MODELING
ASSUMPTIONS") described in the your Term Sheet.

          Although the characteristics of the mortgage loans for the Decrement
Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered
Certificates will conform to the results set forth in the tables.

          WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          Weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the
Certificate until each dollar in reduction of its balance is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage
Loans in the related Loan Group or Loan Groups is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class.
Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of CPR, see the Decrement Tables in your Term
Sheet.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Disclosure
Supplement is the Constant Prepayment Rate ("CPR"), which represents an assumed rate of principal prepayment each year relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 0% CPR assumes constant prepayment rates of 0%
per annum, a prepayment assumption of 5% CPR assumes constant prepayment rates of 5% per annum, a prepayment rate of 25% CPR assumes constant prepayment rates of 25% per annum and so forth, each of the then-outstanding principal balance of such mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the
Mortgage Loans.

          The Decrement Tables have been prepared on the basis of the Modeling
Assumptions described in the Term Sheet. There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan
Group and the characteristics of the mortgage loans assumed in preparing the
Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the Decrement
Tables, the class balance of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

          Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered
Certificates that might be calculated or projected under different or varying prepayment assumptions.

          It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the
Mortgage Loans in a Loan Group will prepay at the indicated percentage of CPR until maturity. In addition, the diverse remaining terms to maturity of the
Mortgage Loans in a Loan Group (which include many recently originated Mortgage
Loans) could produce slower or faster reductions of the class balances than indicated in the Decrement Tables at the various percentages of CPR specified.

                                       56

          Based upon the Modeling Assumptions, the Decrement Tables indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance of each class that would be outstanding after each of the dates shown at various constant percentages of
CPR.

          YIELD ON THE RESIDUAL CERTIFICATE

          The after-tax rate of return to the holder of the Residual Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold the Residual Certificate, you may have tax liabilities during the early years of each REMIC's term that substantially exceed any distributions payable thereon during any such period.
In addition, the present value of the tax liabilities with respect to your
Residual Certificate may substantially exceed the present value of expected distributions on your Residual Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the
Residual Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Residual
Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

          If you own the Residual Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Residual Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this Disclosure Supplement and in the Prospectus.

          YIELD ON THE SUBORDINATE CERTIFICATES

          The weighted average life of, and the yield to maturity on, the
Subordinate Certificates (in increasing order of their seniority beginning with the Subordinate Certificate with the highest payment priority then outstanding), will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related
Loan Group or Loan Groups. If the actual rate and severity of losses on the
Mortgage Loans in the related Loan Group or Loans Groups is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans in the related Loan Group or Loans Groups will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Issuing Entity are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. The Realized Losses on the Mortgage Loans in a Loan Group will be allocated to reduce the class balance of the applicable class of Subordinate
Certificates (as described in this Disclosure Supplement under "Description of the Certificates--Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the class balance of the class of Subordinate Certificates then outstanding (beginning with the class of Subordinate Certificates with the lowest payment priority) if and to the extent that the aggregate class balance of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the sum of the Adjusted Pool Amount. As a result of such reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. In addition, in a Shifting Interest Transaction, the yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the related Senior
Certificates entitled to receive payments of principal, Net Interest Shortfalls, other cash shortfalls in the Pool Distribution Amounts and distribution of funds to the Senior Certificates of a Group in related to the Shifting Interest Loan
Group.

          YIELD CONSIDERATIONS WITH RESPECT TO THE OFFERED SUBORDINATE
CERTIFICATES

          Defaults on mortgage loans may be measured relative to a default standard or model. The model used in the Term Sheet, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100%
SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at
0.03% per annum in each month after the 120th month. For the related tables in your Term

                                       57

Sheet, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the related tables, "0% SDA" assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

                                 CREDIT SUPPORT

          The Term Sheet will describe the credit support to be provided for the classes of Offered Certificates.

                                 USE OF PROCEEDS

          The Depositor will apply the net proceeds of the sale of the Offered
Certificates against the purchase of the Mortgage Loans from the Sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

          Elections will be made to treat certain segregated portions of the
Issuing Entity (exclusive of any Reserve Fund, any Interest Rate Swap Agreement,
any Swap Account, any Supplemental Interest Trust, any Cap Carryover Reserve
Account and any Yield Maintenance Agreement and payments thereunder) as one or more separate "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes under the Code. Any Reserve Fund, Interest Rate Swap
Agreement, Swap Account, Supplemental Interest Trust, Cap Carryover Reserve
Account or Yield Maintenance Agreement will not be an asset of any REMIC elected by the Issuing Entity.

o    The Offered Certificates (other than as described below) other than any offered Residual Certificate will constitute "regular interests" in a
     REMIC.

o    Generally, for any Class of Offered Certificates that is a Component
     Certificate, each Component, rather than the Class itself, will constitute the "regular interest" in the related REMIC.

o    A Residual Certificate will represent the sole "residual interest" in each related REMIC elected by the Issuing Entity.

o    An Offered Certificate that has a right to receive payments in respect of
     Cap Carryover Amounts will represent two separate assets for federal income tax purposes: (i) a "regular interest" in a REMIC and (ii) the right to receive payments in respect of such Cap Carryover Amounts and in certain circumstances the obligation to make payments to a Swap Account or a
     Supplemental Interest Trust.

          For purposes of the following discussion, (i) the "regular interest"
portion of a Certificate is a "REGULAR INTEREST" and (ii) the right to receive payments in respect of any Cap Carryover Amounts and in certain circumstances the obligation to make payments to a Swap Account or a Supplemental Interest
Trust is a "NOTIONAL PRINCIPAL ARRANGEMENT."

          Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion to the effect that, assuming compliance with the
Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Issuing Entity will qualify as a REMIC within the meaning of
Section 860D of the Code.

          See "Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates" in the Prospectus.

          REGULAR INTERESTS

          The Regular Interests generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Regular
Interest must be reported under an accrual method of accounting.

          Certain of the Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. Any Interest-Only Certificate or Principal-

                                       58

Only Certificate will be issued with original issue discount. See "Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" in the
Prospectus. Certain Regular Interests may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a
Regular Interest will be treated as holding a Regular Interest with amortizable bond premium will depend on such holder's purchase price and the distributions remaining to be made on such Regular Interest at the time of its acquisition by such holder. Holders of such Regular Interest should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Regular Certificates--Premium" in the
Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at such rate or rates as set forth in the Term Sheet. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

          Holders of the Certificates in an Overcollateralized Group subject to a Notional Principal Arrangement must allocate their basis between their Regular
Interest and their Notional Principal Contract Arrangement as set forth below under "-- Taxation of Notional Principal Contract Arrangements." The Regular
Interest will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate in an
Overcollateralized Group to which it corresponds. As a result of the foregoing, the amount of distributions on the Regular Interest may exceed the actual amount of distributions on the Offered Certificate in an Overcollateralized Group.

          The Regular Interest (but not the Notional Principal Contract
Arrangement) portion of an Offered Certificate will be treated as regular interests in a REMIC under Section 860G of the Code as stated above.
Accordingly, to the extent described in the Prospectus:

o    such Regular Interests will be treated as assets described in Section
     7701(a)(19)(C) of the Code;

o    such Regular Interests will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

o    such Regular Interests will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code; and

o    such Regular Interests will be treated as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code.

          However, in an Overcollateralized Group, no portion of an Offered
Certificateholder's basis or income allocable to a Notional Principal Contract
Arrangement will qualify for such treatment. As a result, the Offered
Certificates in an Overcollateralized Group subject to a Notional Principal
Arrangement generally are not suitable investments for inclusion in another
REMIC.

          See "Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Status of REMIC Certificates" in the Prospectus.

          TAXATION OF THE NOTIONAL PRINCIPAL CONTRACT ARRANGEMENTS

          General

          Each holder of an Offered Certificate in an Overcollateralized Group
subject to a Notional Principal Arrangement will be treated for federal income tax purposes as having entered into a notional principal contract on the date it purchases its Certificate.

          In general, any such holders must allocate the price they pay for such
Offered Certificates in an Overcollateralized Group between the Regular Interest and the Notional Principal Contract Arrangement based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "CAP PREMIUM") paid or received by such holders. Any such holder

                                       59

will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Notional Principal Contract Arrangement
(adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap
Premium (or some other reasonable rate). Prospective purchasers of Offered
Certificates in an Overcollateralized Group are encouraged to consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The regulations governing notional principal contracts (the "NOTIONAL PRINCIPAL
CONTRACT REGULATIONS") treat a nonperiodic payment made under a notional principal contract as a loan for federal income tax purposes if the payment is
"significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

          Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Notional Principal Contract Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The
Internal Revenue Service could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and are encouraged to consult their tax advisors prior to investing in the Offered Certificates in an Overcollateralized Group.

          Any payments in excess of the amounts payable on the corresponding
Regular Interest made to a beneficial owner of an Offered Certificate in an
Overcollateralized Group that is subject to a Notional Principal Arrangement will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Cap Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such Regular Interest in excess of the amount of payments on the Offered
Certificate in an Overcollateralized Group to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the related Reserve Fund, Swap Account, Cap Carryover
Account or Supplemental Interest Trust, as applicable, pursuant to the Interest
Rate Swap Agreement or Yield Maintenance Agreement, as applicable, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Cap Carryover Amounts for such taxable year.
Although not clear, net income or a net deduction with respect to the Cap
Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates in an Overcollateralized Group
that is subject to a Notional Principal Arrangement are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal Contract Arrangement.

          A Certificateholder's ability to recognize a net deduction with respect to the Notional Principal Contract Arrangement is limited under Sections
67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity"
(other than in connection with such individual's trade or business).
Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a Certificateholder will not be able to recognize a net deduction with respect the Notional Principal
Contract Arrangement in computing the Certificateholder's alternative minimum tax liability.

          It is possible that the right to receive payments in respect of the
Notional Principal Contract Arrangement could be treated as a partnership among the applicable holders of the Certificates in an Overcollateralized Group that are subject to the Notional Principal Arrangement, in which case holders of such
Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Cap Carryover Amount. Holders of the Offered Certificates in an
Overcollateralized Group that is subject to a Notional Principal Arrangement are advised to consult their own tax advisors regarding the

                                       60

allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

          Any amount of proceeds from the sale, redemption or retirement of an
Offered Certificate in an Overcollateralized Group that is considered to be allocated to rights under a Notional Principal Contract Arrangement would be considered a "termination payment" under the Notional Principal Contract
Regulations. It is anticipated that the related Trustee will account for any termination payments for reporting purposes in accordance with the Notional
Principal Contract Regulations, as described below.

          Termination Payments

          Any amount of sales proceeds that is considered to be allocated to the selling Certificateholder's rights under the applicable Notional Principal
Contract Arrangement in connection with the sale or exchange of an Offered
Certificate in an Overcollateralized Group would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that
Offered Certificate in an Overcollateralized Group. Such holder of an Offered
Certificate will have gain or loss from such a termination of a Notional
Principal Contract Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap
Premium paid (or deemed paid) by such Certificateholder upon entering into or acquiring its interest in a Notional Principal Contract Arrangement.

          Gain or loss realized upon the termination of a Notional Principal
Contract Arrangement will generally be treated as capital gain or loss.
Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

          See "Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Status of REMIC Certificates" in the Prospectus.

          RESIDUAL CERTIFICATE

          If you hold the Residual Certificate, you must include the taxable income of each of the REMICs in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Residual Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from each of the REMICs. The Holder of the Residual
Certificate generally must account separately for its interest in each REMIC and may not offset income from one REMIC with losses from another REMIC.

          You should consider carefully the tax consequences of any investment in the Residual Certificate discussed in the Prospectus and should consult your tax advisors with respect to those consequences. See "Federal Income Tax
Consequences" in the Prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the Residual Certificate will be treated as a "noneconomic" residual interest and "tax avoidance potential" residual interest. See "Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Noneconomic Residual Interests," "--Foreign Investors" and "--Mark
to Market Regulations" in the Prospectus. Additionally, for information regarding Prohibited Transactions, see "Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the
REMIC Pool--Prohibited Transactions" in the Prospectus.

          BACKUP WITHHOLDING AND REPORTING REQUIREMENTS

          Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered
Certificates if those holders or beneficial owners, upon issuance, fail to supply the Securities Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the
Code) properly, or, under certain circumstances, fail to provide the Securities
Administrator or their broker with a

                                       61

certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding" in the Prospectus.

          The Trustee or Securities Administrator, on behalf of the Issuing
Entity, will be required to report annually to the IRS and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only certificateholder of record of the Offered
Certificates (other than the Residual Certificate) is Cede & Co., as nominee for
DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Trustee or Securities Administrator.
(The Trustee or Securities Administrator, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports.) See "Federal Income Tax Consequences--Federal Income
Tax Consequences for REMIC Certificates--Reporting Requirements" in the
Prospectus.

          All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                   STATE TAXES

          The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered
Certificates should consult their tax advisors regarding such tax consequences.

                              ERISA CONSIDERATIONS

          A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an "IRA"), subject to ERISA, the Code or any federal, state or local law ("SIMILAR LAW")
which is similar to ERISA or the Code (collectively, a "BENEFIT PLAN") should carefully review with its legal advisors whether the purchase or holding of an
Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "Benefit Plan
Considerations" in the Prospectus.

          The U.S. Department of Labor has extended to Banc of America
Securities LLC ("BANC OF AMERICA SECURITIES") an administrative exemption (the
"EXEMPTION") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Benefit Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the
Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans, but does not cover certain IRAs and certain employee benefit plans covering only self-employed individuals which are subject to the prohibited transaction provisions of the Code.

          For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "Benefit Plan Considerations"
in the Prospectus.

          The Exemption may cover the acquisition and holding of the Offered
Certificates (other than the Residual Certificate and exclusive of any right of the Offered Certificates in an Overcollateralized Group to receive payments from a Supplemental Interest Trust) by the Benefit Plans to which it applies, provided, that all conditions of the Exemption other than those within the control of the investors will be met.

          For so long as the holder of an Offered Certificate in an
Overcollateralized Group also holds an interest in a Supplemental Interest
Trust, the holder will be deemed to have acquired and be holding the Offered
Certificate in an Overcollateralized Group without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental
Interest Trust. In addition, while the

                                       62

Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates in an Overcollateralized Group will be satisfied.
However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Benefit Plan or other person acting on behalf of or using assets of a Benefit Plan may acquire or hold generally an Offered Certificate in an Overcollateralized Group subject to a Notional Principal Arrangement involving an Interest Rate Swap Agreement while the related Supplemental
Interest Trust is in existence, unless (1) such Benefit Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor
Prohibited Transaction Class Exemption 84-14 (for transactions by independent
"qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as any such Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate in an Overcollateralized Group subject to a
Notional Principal Arrangement involving an Interest Rate Swap Agreement or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate in an Overcollateralized
Group, or interest therein, that either (i) it is not a Benefit Plan or other person acting on behalf of or using the assets of a Benefit Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

          Benefit Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.
Moreover, each Benefit Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

          The Residual Certificate may not be purchased by or transferred to a
Benefit Plan or a person acting on behalf of or investing assets of a Benefit
Plan. See "Description of Certificates--Restrictions on Transfer of the Residual
Certificate" in this Disclosure Supplement.

                          REPORTS TO CERTIFICATEHOLDERS

          The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the Mortgage Pool and certain other information, as set forth in the Pooling and Servicing Agreement, required under Item 1121 of Regulation AB (17 C.F.R. Section 229.1121), as
described under "Description of Certificates--Reports to Certificateholders" in
the Prospectus. In addition, the Master Servicer, each Servicer and certain other parties will furnish to the Securities Administrator, and the Securities
Administrator will furnish to the Depositor, the compliance statements assessments and attestation reports in accordance with Items 1122 and 1123 of
Regulation AB (17 C.F.R. Sections 229.1122 and 229.1123) detailed under
"Servicing of the Mortgage Loans--Evidence as to Compliance" in the Prospectus.

          Copies of these statements and reports will be filed on Form 10-D and
10-K with the Securities and Exchange Commission through its EDGAR system located at http://www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities
Exchange Act of 1934, as amended.

                                  LEGAL MATTERS

          The validity of and certain federal income tax matters relating to the
Offered Certificates will be passed upon for the Depositor and the Underwriter by Hunton & Williams LLP, Charlotte, North Carolina.

                                       63

                             INDEX OF DEFINED TERMS

60+ Day Delinquent Loan.................................................      43
Accretion Termination Date..............................................      35
Accrued Certificate Interest............................................      42
Adjusted Pool Amount....................................................      42
Adjustment Date.........................................................      23
Administrative Fees.....................................................      31
Advance.................................................................      29
Aggregate Crossed Group Undercollateralized Amount......................      40
Aggregate Crossed Group Undercollateralized Group.......................      40
Appendix................................................................       7
Applied Realized Loss Amount............................................      46
Available Funds.........................................................      42
Banc of America Securities..............................................      62
Bankruptcy Losses.......................................................      41
BBA.....................................................................      36
Benefit Plan............................................................      62
Book-Entry Certificates.................................................      32
Cap.....................................................................      46
Cap Carryover Amount....................................................      47
Cap Carryover Reserve Account...........................................      47
Cap Premium.............................................................      59
Certificate Account.....................................................      29
Certificates............................................................      26
class balance...........................................................      36
Collateral Annex........................................................       7
Compensating Interest...................................................      29
component balance.......................................................      36
Counterparty............................................................      47
CPR.....................................................................      56
Credit Scores...........................................................      23
Cross Collateralized Structure..........................................       4
Crossed Group...........................................................       4
Crossed Loan Group......................................................       4
Debt Service Reduction..................................................      41
Decrement Tables........................................................      56
Deficient Valuation.....................................................      41
Definitive Certificates.................................................      32
Deleted Mortgage Loan...................................................      27
Determination Date......................................................      29
Disclosure Supplement...................................................       7
Distribution Date.......................................................      32
Downgrade Provision.....................................................      52
Eligible Substitute Mortgage Loan.......................................      28
Events of Default.......................................................      52
Exemption...............................................................      62
Extra Principal Distribution Amount.....................................      43
Final Scheduled Distribution Date.......................................      32
Foreclosure Profits.....................................................      31
Fractional Interest.....................................................      39
Gross Margin............................................................      23
Group...................................................................       4
Group Subordinate Amount................................................      36
Index...................................................................      24
Interest Accrual Period.................................................      34
Interest Carry Forward Amount...........................................      43
Interest Distribution Amount............................................      34
Interest Percentage.....................................................      43
Interest Settlement Rate................................................      36
IRA.....................................................................      62
ISDA Master Agreement...................................................      52
Issuing Entity..........................................................      25
LIBOR Determination Date................................................      36
LIBOR-Based Interest Accrual Period.....................................      34
Liquidated Mortgage Loan................................................      42
Liquidation Proceeds....................................................      33
Loan Group..............................................................       4
Loan-to-Value Ratio.....................................................      22
Master Servicer.........................................................      26
Master Servicer Custodial Account.......................................      28
MERS....................................................................      27
Modeling Assumptions....................................................      56
Monthly Excess Cashflow Allocation......................................      46
Monthly Excess Cashflow Amount..........................................      46
Monthly Excess Interest Amount..........................................      45
Mortgage File...........................................................      26
Mortgage Loan Purchase Agreement........................................      22
Mortgage Loans..........................................................      22
Mortgage Pool...........................................................      22
Net Interest Shortfall..................................................      34
Net Mortgage Interest Rate..............................................      36
Net Swap Payment........................................................      51
Non-Supported Interest Shortfall........................................      35
Notional Principal Arrangement..........................................      58
Notional Principal Contract Regulations.................................      60
Offered Subordinate Certificates........................................      32
One-Year CMT............................................................      24
One-Year LIBOR..........................................................      23
Original Subordinate Principal Balance..................................      38
Originators.............................................................      24
Overcollateralization Amount............................................      43
Overcollateralization Deficiency........................................      43
Overcollateralization Release Amount....................................      44
Overcollateralized Cap..................................................      46
Overcollateralized Group................................................       4
Overcollateralized Interest Remittance Amount...........................      42
Overcollateralized Loan Group...........................................       4
Overcollateralized Principal Distribution Amount........................      44
Overcollateralized Principal Remittance Amount..........................      44
Overcollateralized Senior Principal Distribution Amount.................      44
Overcollateralized Structure............................................       4
Pass-Through Rate.......................................................      46
Percentage Interest.....................................................      32
Periodic Cap............................................................      23

                                       64

PMI Policy..............................................................      22
Pool Distribution Amount................................................      33
Pool Distribution Amount Allocation.....................................      33
Pool Principal Balance..................................................      38
Pooling Agreement.......................................................      26
Prepayment Interest Shortfall...........................................      29
Principal Amount........................................................      37
Prospectus..............................................................       7
Purchase Price..........................................................      27
Rate Ceiling............................................................      23
Rate Floor..............................................................      23
Rating Agency Condition.................................................      48
Ratings Event...........................................................      47
Realized Loss...........................................................      41
Record Date.............................................................      32
Recovery................................................................      41
Regular Interest........................................................      58
Regular Interest Accrual Period.........................................      34
Reimbursement Amount....................................................      33
Relief Act Reduction....................................................      35
REMIC...................................................................      58
REMIC Regulations.......................................................      49
Remittance Date.........................................................      28
REO Property............................................................      29
Reserve Fund............................................................      48
Reserve Interest Rate...................................................      36
Scheduled Principal Payments............................................      37
SDA.....................................................................      57
Securities Administrator................................................      26
Senior Credit Support Depletion Date....................................      38
Senior Enhancement Percentage...........................................      44
Senior Percentage.......................................................      38
Senior Prepayment Percentage............................................      38
Senior Principal Distribution Amount....................................      38
Senior Specified Enhancement Percentage.................................      45
Servicer Custodial Account..............................................      28
Servicers...............................................................      25
Servicing Fee...........................................................      31
Servicing Fee Rate......................................................      31
Shifting Interest Group.................................................       4
Shifting Interest Loan Group............................................       4
Shifting Interest Structure.............................................       4
Similar Law.............................................................      62
Six-Month LIBOR.........................................................      24
Stacked Group...........................................................       4
Stacked Loan Group......................................................       4
Stacked Structure.......................................................       4
Stated Principal Balance................................................      38
Stepdown Date...........................................................      45
Strike Rate.............................................................      47
Subordinate Percentage..................................................      38
Subordinate Prepayment Percentage.......................................      39
Subordinate Principal Distribution Amount...............................      40
Substitution Adjustment Amount..........................................      28
Supplemental Interest Trust.............................................      53
Supplemental Interest Trust Trustee.....................................      53
Swap Account............................................................      52
Swap Default............................................................      52
Swap Early Determination................................................      52
Swap Provider...........................................................      52
Swap Provider Trigger Event.............................................      52
Swap Termination Payment................................................      52
Targeted Overcollateralization Amount...................................      45
Telerate page 3750......................................................      36
Term Sheet..............................................................       7
Termination Event.......................................................      52
Trigger Event...........................................................      45
U.S. Person.............................................................      50
Unscheduled Principal Payments..........................................      37
Yield Maintenance Agreement.............................................      47
Yield Maintenance Agreement Payment.....................................      47
Yield Maintenance Class.................................................      47

                                       65

                          TRANSACTION PARTIES APPENDIX

                      BANC OF AMERICA FUNDING 2006-G TRUST

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-G

                                 THE TRANSACTION

          On the closing date the Sponsor will sell the Mortgage Loans to the
Depositor, who will in turn deposit them into a New York common law trust, which is the Issuing Entity. The trust will be formed by a pooling and servicing agreement, to be dated the closing date, by and among the Depositor, the
Servicer and the Trustee.

          The transfer of the mortgage loans from the Sponsor to the Depositor to the Issuing Entity in exchange for the Certificates is illustrated below:

                 ---------

                  SPONSOR

                 ---------                         OFFERED
                   |  /|\                       CERTIFICATES                  -----------
                   |   |
MORTGAGE LOANS     |   |     CASH                                          -> UNDERWRITER
                   |   |                                                  /
                  \|/  |                                                 / -- -----------
                 ---------                                              / /      |  /|\
                                                                       / /       |   |
                 DEPOSITOR -------------------------------------------- /        |   |
                           <--------------------------------------------         |   |
                 ---------                          CASH                         |   |
                   |  /|\                                         OFFERED        |   |      CASH
MORTGAGE LOANS     |   |     ALL CERTIFICATES                  CERTIFICATES      |   |
                  \|/  |                                                         |   |
                 ---------                                                      \|/  |
                                                                              -----------
                  ISSUING
                   ENTITY                                                      INVESTORS

                 ---------                                                    -----------

                                  AFFILIATIONS

          Bank of America, National Association, which is the Sponsor, is the direct parent of the Depositor and is an affiliate of Banc of America Securities
LLC. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

          U.S. Bank National Association ("U.S. BANK"), a national banking association, will act as the trustee and the custodian under the Pooling and
Servicing Agreement.

          Wells Fargo Bank ("WELLS FARGO BANK"), which is the Servicer, the
Originator and the Securities Administrator, is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.

                                      A-1

                            THE TRUSTEE AND CUSTODIAN

          U.S. Bank National Association, a national banking association, will act as the trustee (in such capacity, the "TRUSTEE") under the Pooling and
Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding
$209 billion as of December 31, 2005. As of December 31, 2005, U.S. Bancorp
served approximately 13.4 million customers, operated 2,419 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

          U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at 209 South
LaSalle Street, Suite 300, Chicago, Illinois 60604.

          U.S. Bank has provided corporate trust services since 1924. As of
December 31, 2005, U.S. Bank was acting as trustee with respect to 54,019 issuances of securities with an aggregate outstanding principal balance of over
$1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

          On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

          As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust
National Association) was acting as trustee on 575 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $215,303,100,000.00.

          The Trustee will hold the Mortgage Files held by it in one of its custodial vaults, which is located in Frederick, Maryland. The Mortgage Files are tracked electronically to identify that they are held by the Trustee pursuant to the Pooling and Servicing Agreement. U.S. Bank National Association
uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the
Mortgage Files held as Trustee. As of December 31, 2005, U.S. Bank National
Association holds approximately 4,092,000 document files for approximately 450 entities and has been acting as a custodian for approximately 20 years. These figures do not include files held in the former Wachovia sites. Such information will be available upon completion of systems conversion, which is expected to occur in September of 2006.

          In its capacity as custodian, the Trustee will be responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the certificateholders.

                                 THE ORIGINATOR

          All of the Mortgage Loans were originated by Wells Fargo Bank, N.A.
(in such capacity, the "ORIGINATOR").

WELLS FARGO BANK, N.A.

          Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells
Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

          Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

                                      A-2

          (a)  Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo
               Bank's underwriting guidelines for "prime" mortgage loans and in connection with the purchases of residences of relocated
               employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various
               non-participant employers ("PRIME 30-YEAR FIXED-RATE RELOCATION
               LOANS");

          (b)  Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo
               Bank's underwriting guidelines for "prime" mortgage loans and which were not originated in connection with any relocation program ("PRIME 30-YEAR FIXED-RATE NON-RELOCATION LOANS");

          (c)  Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans ("PRIME
               15-YEAR FIXED-RATE LOANS"); and

          (d)  Adjustable-rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo
               Bank's underwriting guidelines for "prime" mortgage loans ("PRIME
               ADJUSTABLE-RATE LOANS").

          From and including 1996 and through 2005, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells
Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and
Federal Home Loan Banks or mortgage loans insured or guaranteed by the
Government National Mortgage Association, Federal Housing Administration or
Department of Veterans Affairs) for each of the different "asset types" set forth in the table below:

                                            2003                        2004                        2005
                                 -------------------------   -------------------------   -------------------------
                                              AGGREGATE                   AGGREGATE                   AGGREGATE
                                               ORIGINAL                    ORIGINAL                    ORIGINAL
                                              PRINCIPAL                   PRINCIPAL                   PRINCIPAL
                                  NO. OF      BALANCE OF      NO. OF      BALANCE OF      NO. OF      BALANCE OF
          ASSET TYPE              LOANS         LOANS         LOANS         LOANS         LOANS         LOANS
------------------------------   -------   ---------------   -------   ---------------   -------   ---------------

PRIME 30-YEAR FIXED-RATE
   RELOCATION LOANS                1,812   $   844,941,789       861   $   405,719,632     1,250   $   636,020,072
PRIME 30-YEAR FIXED-RATE
   NON-RELOCATION LOANS          111,425    40,134,188,567    24,267     9,865,227,462    44,978    21,686,693,836
PRIME 15-YEAR FIXED-RATE
   LOANS                          29,622    10,106,128,064     5,394     2,560,373,384     4,536     2,430,641,359
PRIME ADJUSTABLE-RATE LOANS      142,930    56,515,937,239   125,454    54,089,704,631   113,744    53,072,900,484

          Mortgage Loan Production Sources

          Wells Fargo Bank conducts a significant portion of its mortgage loan originations through loan production offices (the "LOAN STORES") located throughout all 50 states, the District of Columbia and the territories of the
United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des
Moines, Iowa, Frederick, Maryland and Minneapolis, Minnesota. At the latter locations, Wells Fargo Bank receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United
States. Wells Fargo Bank also provides information and accepts applications through the internet.

                                      A-3

          The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii)
referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv)
originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells
Fargo Ventures, LLC, has entered with realtors and banking institutions (the
"JOINT VENTURES") and (vi) referrals from mortgage brokers and similar entities.
In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators
("CORRESPONDENTS"). See "--Acquisition of Mortgage Loans from Correspondents"
below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

          Wells Fargo Ventures, LLC owns at least a 50% interest in each of the
Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells
Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

          Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. Wells Fargo Bank's targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property.

          A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which
Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

          Acquisition of Mortgage Loans from Correspondents

          In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with
Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

          The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the
Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("DELEGATED
UNDERWRITING"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondent's representations

                                       A-4

and, in the case of bulk purchase acquisitions from such Correspondents, Wells
Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondent's compliance with Wells Fargo
Bank's underwriting standards. In all instances, however, acceptance by Wells
Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo
Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells
Fargo Bank's underwriting standards.

                      MORTGAGE LOAN UNDERWRITING STANDARDS

WELLS FARGO BANK'S UNDERWRITING STANDARDS

          The following is a summary of Wells Fargo Bank's "general"
underwriting standards and the substantially less restrictive underwriting criteria applicable to Wells Fargo Bank's "retention program."

          General Standards. Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo
Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the
Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

          Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop
Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "MORTGAGE SCORE."

          The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO SCORE" which indicates a level of default probability over a two-year period.

          The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the
Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage
Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

          With respect to all mortgage loans underwritten by Wells Fargo Bank,
Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial

                                       A-5

determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated
Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "The Originators--Wells Fargo
Bank, N.A.--Acquisition of Mortgage Loans from Correspondents" in the prospectus supplement.

          A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders.
Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage
Score.

          Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by
Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained.
In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells
Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

          In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including loan-to-value ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin.
In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage

                                       A-6

payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage
Banking division, qualifying income may be based on an "asset dissipation"
approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home,"
which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

          Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "HOME ASSET
MANAGEMENT(SM)ACCOUNT LOAN"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related mortgaged property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

          Mortgage loans will not generally have had at origination a loan-to-value ratio in excess of 95%. The "loan-to-value ratio" used by Wells
Fargo Bank is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the loan-to-value ratio of any mortgage loan originated by Wells Fargo Bank that is the result of the refinancing (including a refinancing for "equity take out"
purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS
Valuation), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

          The appraisal of any mortgaged property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure;
in fact, a significant portion of the appraised value of a mortgaged property may be attributable to the value of the land rather than to the residence.
Because of the unique locations and special features of certain mortgaged properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such mortgaged properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

                                       A-7

          Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained.

          Except as described below, mortgage loans originated by Wells Fargo
Bank will generally be covered by an appropriate standard form American Land
Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

          Retention Program Standards. A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan;
and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

          Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed
150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

          Underwriter Discretion. During the second calendar quarter of 2005,
Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

                           SERVICING OF MORTGAGE LOANS

          Wells Fargo Bank (in its capacity as servicer, the "SERVICER") will service all of the Mortgage Loans pursuant to the Pooling and Servicing
Agreement. The Servicer may perform any of its obligations under the

                                       A-8

Pooling and Servicing Agreement through one or more subservicers. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the related Mortgage Loans.

          Wells Fargo Bank, N.A. is an indirect, wholly-owned subsidiary of
Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo
Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974.
These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill,
South Carolina and other mortgage loan servicing centers. As of the date hereof,
Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

          Wells Fargo Bank's servicing portfolio of residential mortgage loans
(which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year
Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime
Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo
Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and
Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government
National Mortgage Association, Federal Housing Administration or Department of
Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer)
for First Lien Non-Conforming, Non-Subprime Loans:

                                         AS OF                        AS OF                        AS OF
                                   DECEMBER 31, 2003            DECEMBER 31, 2004            DECEMBER 31, 2005
                              --------------------------   --------------------------   --------------------------
                                            AGGREGATE                    AGGREGATE                    AGGREGATE
                                            ORIGINAL                     ORIGINAL                     ORIGINAL
                                            PRINCIPAL                    PRINCIPAL                    PRINCIPAL
                               NO. OF      BALANCE OF       NO. OF      BALANCE OF       NO. OF      BALANCE OF
   ASSET TYPE                  LOANS          LOANS         LOANS          LOANS         LOANS          LOANS
--------------------------    -------   ----------------   -------   ----------------   -------   ----------------

FIRST LIEN NON-CONFORMING,
   NON-SUBPRIME LOANS         472,694   $141,120,796,584   553,262   $171,086,652,776   635,091   $218,067,611,101

          Servicing Procedures

          Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo
Bank then makes reasonable efforts to collect all payments called for under the
Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage
Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any
Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

          Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice
Response Unit ("VRU") to obtain loan information on or after a date on

                                       A-9

which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency.
The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

          When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells
Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

          Regulations and practices regarding the liquidation of properties
(e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.
Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

          Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

          If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

          Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that
Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

                                      A-10

                          THE SECURITIES ADMINISTRATOR

          Wells Fargo Bank, N.A., a national banking association, will be the
Securities Administrator (in such capacity, the "SECURITIES ADMINISTRATOR")
under the Pooling and Servicing Agreement.

          Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+
employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the
Servicer may maintain banking and other commercial relationships with Wells
Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951
(among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Under the terms of the Pooling and Servicing Agreement, Wells Fargo
Bank will be responsible for securities administration which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank will be responsible for the preparation of all REMIC tax returns on behalf of the
Issuing Entity and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing
Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was
acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

          Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                      A-11